EXHIBIT 2.08

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG





                                INTERLAND, INC.,

                       PANTHERCUB ACQUISITION CORPORATION,

                                 INNERHOST, INC.

                          SPIRE CAPITAL PARTNERS, L.P.,

                            SPIRE INVESTMENT, L.L.C.,

                       WALLER-SUTTON MEDIA PARTNERS, L.P.

                                       AND

                    EACH OF THE OTHER STOCKHOLDERS SET FORTH
                               ON EXHIBIT A HERETO





                                 AUGUST 30, 2002




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                                TABLE OF CONTENTS


                                [TO BE INSERTED]

     THIS AGREEMENT AND PLAN OF MERGER is entered into as of August 30, 2002 (this "Agreement") by and among INTERLAND, INC., a Minnesota corporation (the "Parent"), PANTHERCUB ACQUISITION CORPORATION, a Florida corporation (the "Purchaser"), iNNERHOST, INC., a Florida corporation (the "Company") and SPIRE CAPITAL PARTNERS, L.P., SPIRE INVESTMENT, L.L.C., WALLER-SUTTON MEDIA PARTNERS, L.P. and each of the other stockholders of the Company, set forth on Exhibit A hereto (each, a "Stockholder" and collectively, the "Stockholders").

                               W I T N E S S E T H

     WHEREAS, the respective Boards of Directors of the Parent and the Purchaser deem it to be advisable and in the best interests of their respective stockholders, and the Board of Directors of the Company and each of the Stockholders deem it to be advisable and in the best interests of the Stockholders, to effect the merger of the Purchaser with and into the Company (the "Merger") upon the terms and conditions provided for in this Agreement;

     WHEREAS, the Board of Directors of the Company and each of the Stockholders have unanimously approved the Merger and have, and do hereby, approve and adopt this Agreement and the Merger all in accordance with the FBCA.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 Definitions. The following terms shall have the following meanings in this Agreement.

     "ACCOUNT" means a shared or dedicated website hosting or related account of the Company as of the Closing Date.

     "ACCOUNT AGREEMENT" means an agreement between the Company and an Account Owner with respect to an Account, that is in a form materially no less favorable to the Company than the forms of agreement identified on Section 3.16(a) of the Disclosure Schedule.

     "ACCOUNT OWNER" means the Person obligated to pay the Account website hosting fees to the Company.

     "ADJUSTED PURCHASE PRICE" means, as of any date of calculation thereof, the Purchase Price, as adjusted pursuant to Section 2.7(b)(ii), less any amounts paid or the amount of any indemnification claims pending pursuant to Articles VII or X, but without taking into account the effect of the provisions of
Section 2.7(c).


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     "AFFILIATE"  means,  with  respect to any Person,  any other  Person  which directly or indirectly controls, is controlled by or is under common control with such Person.

     "BASE PORTION" shall mean the Adjusted Purchase Price minus the Excess Portion.

     "BUSINESS" means all of the functions, operations, procedures, practices and other activities that are conducted by the Company and its Affiliates (including any supporting or related activities conducted by such Affiliates) in connection with shared and dedicated web hosting and related services.

     "CALCULATION PERIOD" means the period from August 1, 2002 through October 31, 2002.

     "CLEANUP" means all actions taken to: (a) clean up, remove or treat Hazardous Materials in the environment; (b) prevent the Release of Hazardous Materials so that they do not endanger the environment; (c) respond to any governmental demands for information or documents relating to cleanup, removal or treatment of Hazardous Materials in the environment.

     "CLOSING DATE VALUATION" means the amount of $2.94, constituting the average closing price of the Parent Shares as reported by NASDAQ for the twenty
(20) trading days ending two (2) business days prior to the Closing Date.

     "COMPANY SHARES" means the Preferred Stock and the Common Stock of the Company held by the Stockholders.

     "CURRENT LIABILITIES" means all items which, in accordance with GAAP, would be classified as current liabilities.

     "DEDICATED AND OTHER BUSINESS" means the Company's operation of the Business as it relates to "dedicated" web hosting Accounts (which for all purposes includes the revenues received by the Company from its "dedicated" web hosting Accounts, as well as its "partner" and "other" Accounts, as well as all "set-up fees," all as itemized and disclosed on the Company's monthly profit and loss statements).

     "ENVIRONMENTAL LAWS" means all present federal, state and local laws, statutes, ordinances, rules, regulations, orders, policies and determinations of any governmental authority, pertaining to health, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Materials, particulate emissions and pollution, including, without limitation, the Comprehensive Environmental Response,
Compensation, and Liability Act, 42 U.S.C.ss.9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9061(2)(D), the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C.ss.1251 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., as amended, and any state or local counterpart of each such statute or regulation.

     "ESCROW AGREEMENT" means the agreement annexed hereto as Exhibit B.

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     "ESCROW AMOUNT" means any Parent Shares and cash that shall be deposited in escrow pursuant to the provisions of Section 2.7(b)(iii), which shall be held pursuant to the terms and conditions of the Escrow Agreement.

     "EXCESS PORTION" means the amount by which the Adjusted Purchase Price shall exceed $17,100,000.

     "FBCA" means the Florida Business Corporation Act.

     "FORFEITURE CASH" means the sum of $523,361, which constitutes 30% of the Other Stockholders Cash Amount payable to the Other Stockholders pursuant to
Section 2.7(b)(i), as part of the Closing Date Payment.

     "FORFEITURE DATE" for any Parent Share, means the date on which it is finally determined that such share is not subject to forfeiture under Section 2.7(b)(ii).

     "FORFEITURE SHARES" means 1,608,830 of the Parent Shares issuable to the Investor Stockholders pursuant to Section 2.7(b)(i), as part of the Closing Date Payment.

     "GAAP" means United States generally accepted accounting principles, consistently applied.

     "HAZARDOUS MATERIAL" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides, radon, mold or other potentially harmful indoor air contaminants.

     "HISTORICAL ANNUALIZED REVENUE" means six (6) times the actual revenue of the Company from the Shared Business or the Dedicated and Other Business, as applicable, accrued under GAAP in respect of the period June 1, 2002 through July 31, 2002, which the parties agree is $9,844,926.

     "INITIAL SHARES" means 2,078,025 of the Parent Shares issuable to the Investor Stockholders pursuant to Section 2.7(b)(i), as part of the Closing Date Payment.

     "INVESTOR   STOCKHOLDERS"   means  Spire  Capital  Partners,   L.P.,  Spire
Investment, LLC and Waller-Sutton Media Partners, L.P.

     "INTELLECTUAL PROPERTY" means all proprietary rights, intangible property, trademarks, service marks, trade names, domain names, IP addresses, software, operating systems, customer lists and information of the Company.

     "KNOWLEDGE" means, with respect to the Purchaser or Parent, the actual knowledge of an officer or director of the Purchaser or Parent, after reasonable investigation and, with respect to the Company, the actual knowledge of any of the persons set forth on Schedule B hereto, after reasonable investigation.

                                       3
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     "LIQUIDATION  PREFERENCE"  means, as of the date of determination  thereof, the  preferential  amounts payable to the holders of Preferred Stock pursuant to
Section 6 of each of Part A and Part B of Article IV of the Company's Amended and Restated Articles of Incorporation.

     "MATERIAL ADVERSE EFFECT" means (except as otherwise provided in Section 3.6) (i) a material adverse effect on the subject party taken as a whole, or the results of operations, financial or other condition of the subject party or its business (including, when referring to a Material Adverse Effect on the Company, the Business), including without limitation the initiation or continuation of a bankruptcy proceeding or other insolvency action involving the subject party, as debtor, (ii) any adverse effect, whether or not material, on the binding nature, validity or enforceability of such Transaction Document as an obligation of the subject party, as a party thereto, or (iii) the prevention, prohibition, delay or impairment of the consummation of the transactions contemplated by any
Transaction Document or any challenge to the validity, legality or enforceability of the Agreement.

     "NET ASSET DEFICIT" means the sum of $155,499, constituting the amount by which the Net Current and Other Assets set forth in or derived from the Company's balance sheet as of July 31, 2002 is less than the Net Current and Other Assets set forth in or derived from the Company's balance sheet as of April 30, 2002.

     "NET CURRENT AND OTHER ASSETS" means, as of a given date, the sum of the Current Assets of the Company and total Other Assets (principally prepaid rent) less the sum of (a) Current Liabilities and (b) the liabilities referred to as
(i) notes payable, (ii) capital lease obligations and (iii) construction agreement payable (whether denominated long term or short term), but excluding accrued dividends payable and all items related to "Commitments" (preferred stock preferences and stockholders deficit), all as reflected on a balance sheet of the Company which has been prepared in accordance with GAAP, consistent with past practices.

     "OTHER STOCKHOLDERS" means the Stockholders other than the Investor Stockholders.

     "PARENT SHARES" means shares of the Parent's common stock, par value $.01 per share.

     "PERMITTED LIENS" means (i) liens imposed by law for taxes that are not yet due or are being contested in good faith, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith, (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws and regulations, (iv) deposits to secure the performances of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (v) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company and (vi) those liens set forth on Section 3.15(b) of the Disclosure Schedule.

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     "PERSON" means any  individual,  corporation,  partnership,  joint venture,
association,    joint-stock   company,   limited   liability   company,   trust,
unincorporated organization or any governmental body.

     "POST-CLOSING ANNUALIZED REVENUE" means an amount equal to four (4) times the revenue the Company accrued under GAAP in respect of the Calculation Period.

     "REGISTRATION RIGHTS AGREEMENT" means the form of Registration Rights Agreement attached hereto as Exhibit C pursuant to which the Parent shall agree to file a Registration Statement permitting the resale of the Parent Shares issued or to be issued hereunder.

     "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any governmental body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or any common law.

     "RESELLER" means a person who acquires services from the Business in order to resell such services to the end users of such website hosting services.

     "RESELLER AGREEMENT" means an agreement between the Company and a Reseller with respect to the purchase and resale of website hosting services, that is in a form materially no less favorable to the Company than the forms of agreement identified on Section 3.16(a) of the Disclosure Schedule.

     "SALE ADJUSTMENT" means the net amount by which the proceeds from all bona fide open market sales of Parent Shares by an Investor Stockholder is less than the aggregate Closing Date Valuation of such Parent Shares.

     "SHARED BUSINESS" means the Company's operation of the Business as it relates to "shared" web hosting Accounts (including the revenues the Company receives from its "shared" web hosting Accounts, as itemized and disclosed on the Company's monthly profit and loss statements).

     "STOCKHOLDERS' REPRESENTATIVE" means Spire Capital Partners, L.P.

     "STOCKHOLDERS' WIRE TRANSFER ACCOUNT" means Stockholders' Representative's bank account identified on Exhibit D.

     "STOCK VALUATION" means the value of the Parent Shares as of a specified date of determination.

     "TOTAL ASSETS" means the sum of all items which, in accordance with GAAP, would be classified as assets, as set forth on the balance sheet of the Company.

     "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement, the Registration Rights Agreement, and all other agreements, certificates and documents required to be executed and/or delivered by any of the parties hereto pursuant to the terms and provisions of this Agreement.

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

     Section  1.2 Other  Definitions.  The  following  terms are  defined in the
Section indicated.

TERM                                                 SECTION
----                                                 -------
Articles of Merger                                   2.3
Base Escrow Portion                                  Schedule A
Cash Amount                                          2.7(a)
Closing                                              2.2
Closing Date                                         2.2
Closing Date Payment                                 2.7(b)(i)
COBRA                                                3.10(g)
Code                                                 3.9 (c)
Common Stock                                         3.2(a)
Company Contact Information                          6.1
Company Contracts                                    3.11(a)
Company's Financial Statements                       3.4(a)
Company's Most Recent
     Balance Sheet                                   3.4(a)
Continuation Coverage                                3.10(g)
Contracts                                            3.11(a)
DOL                                                  3.10(b)
Disclosure Schedule                                  Article 3
Effective Time                                       2.3
Employee                                             3.10(a)
Employee Plan                                        3.10(a)
Entity                                               3.2(b)
Equitable Exceptions                                 4.1(b)
ERISA                                                3.10(a)
ERISA Affiliates                                     3.10(c)
Excess Escrow Portion                                Schedule A
FMLA                                                 3.10(g)
Forfeiture Shares Final Valuation                    2.7(c)(iii)(B)
Form S-3                                             4.6(g))
Governmental Entity                                  4.3(a)
IRCA                                                 3.19(a)
IRS                                                  3.10(b)
Indemnified Party                                    7.6(a)
Initial Shares Final Valuation                       2.7(c)(iii)(A)
Insurance Policies                                   3.17
Investor Stockholders' Cash Amount                   2.7(a)(i)
Law                                                  3.3
Liabilities                                          3.5
Liens                                                4.2(a)
MEWA                                                 3.10(e)
Merger                                               Recitals
Neutral Auditors                                     2.7(f)
Order                                                3.3
Other Stockholders' Cash Amount                      2.7(a)(i)

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TERM                                                 SECTION
----                                                 -------
Other Stockholders' Escrow Deposit                   2.7(b)(iii)
Parent's Financial Statement                         5.5(a)
Parent's Most Recent Balance Sheet                   5.5(a)
Pension Plan                                         3.10(b)
Permits                                              3.8(a)
Personal Property Lease                              3.15
Preferred Stock                                      3.2(a)
Proceeding                                           3.7(a)
Purchase Price                                       2.7(a)
Purchaser Disclosure Schedule                        Article 5
Purchaser Indemnified Parties                        6.3
Purchaser Loss                                       6.3
Purchaser Permits                                    5.9(a)
Qualifying Event                                     3.10(g)
Real Property                                        3.13(a)
Real Property Lease                                  3.13(b)
Registration Statement Effective Date                6.6
Resolution Period                                    2.7(d)
Restricted Shares                                    2.7(b)(i)
Revenue Notice                                       2.7(d)
Revenue Review Period                                2.7(d)
Securities Act                                       5.12(b)
Stock Restriction Agreement                          6.7
Stock Valuation                                      2.7(a)
Stockholder Indemnified Parties                      7.2
Stockholder Loss                                     7.2
Surviving Corporation                                2.1
Tax Return                                           3.9(a)
Tax or Taxes                                         3.9(a)
Unresolved Changes                                   2.7(f)

                                   ARTICLE 2

                                   THE MERGER

     Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, the Purchaser shall merge with and into the Company, and the separate corporate existence of the Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

     Section 2.2 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place on August 30, 2002 at the offices of Sonnenschein Nath & Rosenthal, 30 Rockefeller Plaza, New York, New York 10112 or at such other time or at such other place as shall be agreed upon by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

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

     Section 2.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Department of State of the State of Florida articles of merger (the "Articles of Merger") executed in accordance with the provisions of the FBCA and shall make all other filings or recordings required under the FBCA in order to effect the Merger. The Merger shall become effective upon the filing of the Articles of Merger or at such other time as is agreed by the parties hereto and specified in the Articles of Merger (the "Effective Time"). For the convenience of the parties and in order to avoid pro-rations, the parties intend by this Agreement to shift the burdens and benefits of the Company to the Parent and the Purchaser as of the close of business on July 31, 2002.

     Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 607.1106 of the FBCA and described in the Plan of Merger attached hereto as Exhibit 2.4.

     Section 2.5 Articles of Incorporation; By-Laws.

     (a) At the Effective Time, the articles of incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable laws.

     (b) At the Effective Time, the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the FBCA, the articles of incorporation of the Surviving Corporation and such By-laws.

     Section 2.6 Directors and Officers of Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and By-laws of the Surviving Corporation.

     Section 2.7 Conversion of Securities; Consideration; Escrow and Valuation.

     (a) (i) Conversion and Consideration. At the Effective Time, by virtue of the Merger, and without any action on the part of any Stockholder, each share of the Company Shares, subject to the terms and conditions of this Agreement, shall be converted without any further action, into the right to receive, and become exchangeable for, a portion of the Purchase Price (as hereinafter defined) as provided in this Agreement and this Section 2.7, provided, however, no fractional Parent Shares shall be issued and instead any Investor Stockholder otherwise entitled to receive a fractional share shall receive an amount in cash equal to such fractional share (computed using the Closing Date Valuation). The total consideration to the Stockholders in exchange for the Company Shares shall be an amount equal to the sum of (a) 216% of the Historical Annualized Revenue of the Shared Business and (b) 159% of the Historical Annualized Revenue of the Dedicated and Other Business and (c) Two Hundred Thousand ($200,000) Dollars minus the Net Asset Deficit (such amount determined as of the Closing Date, the "Purchase Price"). The parties have calculated the Purchase Price to be $17,511,074. Of such amount, an aggregate of $5,246,752 shall be paid in cash (the "Cash Amount") and the balance shall be paid by delivery of 4,171,538 Parent Shares (valued at the Closing Date Valuation). A portion of the Cash

Amount equal to $1,744,537 (the "Other Stockholders' Cash Amount") shall be payable to the Other Stockholders. The $3,502,215 balance of the Cash Amount (the "Investor Stockholders' Cash Amount"), together with all of the Parent Shares, shall be paid to the Investor Stockholders.

     (ii) Allocation and Effect. The Investor Stockholders' Cash Amount and the Parent Shares shall be allocated among the Investor Stockholders pro rata in accordance with the aggregate Liquidation Preference of the Preferred Stock held by them. The Other Stockholders' Cash Amount shall be allocated among the Other Stockholders as set forth on Schedule 2.7, or as they shall otherwise agree pursuant to a written instrument furnished to the Parent and the Stockholders' Representative. From and after the Effective Time, each Stockholder shall cease to have any rights as a stockholder of the Company and such Stockholder's sole right shall be to receive its applicable share of the Purchase Price, and all of the Company Shares shall be cancelled and retired and cease to exist.

     (b) Payment of the Purchase Price; Escrow. The Purchaser and Parent shall pay the Purchase Price in a combination of cash and Parent Shares as follows:

     (i) Initial Purchase Price Payment. The Purchase Price shall be paid on the Closing Date by a combination of (A) a wire transfer of immediately available funds to the Stockholders' Wire Transfer Account of the Investor Stockholders' Cash Amount and the Forfeiture Cash, (B) a wire transfer of immediately available funds to the Other Stockholders (or their designees) of the Other Stockholders' Cash Amount less the Forfeiture Cash and the Other Stockholders' Escrow Deposit in accordance with the instructions therefor set forth on Exhibit D and (C) delivery to the Stockholders' Representative of confirmation from the Parent's transfer agent and registrar, Wells Fargo Shareholder Services, Inc., of the issuance of the Parent Shares, which shall be valued at the Closing Date Valuation (collectively, the "Closing Date Payment"). The Parent Shares delivered as part of the Closing Date Payment shall be in such denominations and names as the Stockholders' Representative shall request. The Stockholders' Representative shall promptly cause the Cash Amount and the Parent Shares to be disbursed to the Escrow Agent and each of the other parties entitled to receive the same, provided, however, that unless otherwise consented to by the Parent, the Stockholders' Representative shall not distribute to the Other Stockholders the Forfeiture Cash or distribute to the Investor Stockholders the Forfeiture Shares until immediately following the adjustment to the Purchase Price provided for in clause (ii) below, following which it shall promptly distribute any such Forfeiture Cash then held by it to the Other Stockholders and any such Forfeiture Shares held by it to the Investor Stockholders entitled to receive the same (it being understood that to the extent any dispute may exist as to whether a portion of the Forfeiture Cash and Forfeiture Shares shall be returned to the Parent, the Stockholders' Representative shall be entitled to distribute any Forfeiture Shares and Forfeiture Cash as to which no dispute shall exist).

     (ii) Forfeiture Obligation. Within thirty (30) days following the end of the Calculation Period, the Parent shall cause the Surviving Corporation to deliver to the Stockholders' Representative a written notice including a calculation of the Post-Closing Annualized Revenue, accompanied by reasonably detailed supporting documentation (the "Revenue Notice"). If the Post-Closing Annualized Revenue shall equal (x) no less than 95% of the aggregate Historical Annualized Revenue of the Shared and Dedicated and Other Businesses, then the Investor Stockholders shall be entitled to retain all of the Forfeiture Shares

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

and the Other Stockholders shall be entitled to retain all of the Forfeiture Cash or (y) less than 95% of the aggregate Historical Annualized Revenue of the Shared and Dedicated and Other Businesses, then the Stockholders shall be entitled to retain that portion of the Forfeiture Shares and Forfeiture Cash computed by multiplying each thereof by a fraction the numerator of which shall equal the amount of the Post-Closing Annualized Revenue and the denominator of which shall equal 95% of the aggregate Historical Annualized Revenue of the Shared and Dedicated and Other Businesses. The remaining portion of the Forfeiture Shares and Forfeiture Cash shall, subject to the dispute provisions set forth in Section 2.7(d) below, be returned by the Stockholders'
Representative to the Parent; provided that all such amounts to be returned shall first be returned in the proportion of 50% Forfeiture Shares and 50% Forfeiture Cash until, after giving effect thereto, the Excess Portion is reduced to zero ($0) and thereafter all such amounts shall be returned in the proportion of 91% Forfeiture Shares and 9% Forfeiture Cash. The Stockholders' Representative shall promptly cause the retained portion of the Forfeiture Shares to be disbursed to the Investor Stockholders and the retained portion of the Forfeiture Cash to be disbursed to the Other Stockholders, in the respective proportions determined pursuant to Section 2.7, provided, however, that the Stockholders' Representative shall not distribute to the Investor Stockholders any such Forfeiture Shares until immediately following the re-valuation provided for in Section 2.7(c)(iii)(B), following which it shall promptly distribute such Forfeiture Shares then held by it (as well as any additional Parent Shares issued pursuant to Section 2.7(c)(iii)(B)).

     (iii) Escrow. At the time the Closing Date Payment is to be made, (1) a portion of the Other Stockholders' Cash Amount equal to $326,140 (the "Other Stockholders' Escrow Deposit") and (2) 484,683 of the Parent Shares issued to the Investor Stockholders with an aggregate value (based on the Closing Date
Valuation), which together with the Other Stockholders' Escrow Deposit constitutes 10% of the Purchase Price, shall be deposited in escrow (by wire transfer to the Escrow Agent in accordance with the instructions set forth on Exhibit D) and held pursuant to the terms of the Escrow Agreement for a period of twelve (12) months from the Closing Date. Each Stockholder shall contribute to such escrow in the proportions and manner set forth in Schedule A and the Stockholders' Representative shall be authorized to deliver to the Escrow Agent on behalf of the Stockholders such Other Stockholders' Cash Amount and Parent Shares as are to be escrowed. If any Forfeiture Shares and Forfeiture Cash are returned to the Parent as provided in Section 2.7(b)(ii) above, then Parent Shares, valued at the Closing Date Valuation, equal to 10% of the amount of such Forfeiture Shares so returned shall be released to the Investor Stockholders and 10% of such Forfeiture Cash so returned shall be released to the Other Stockholders, and the Parent and Surviving Corporation agree to promptly execute and deliver instructions to the escrow agent permitting such release.

     (c) Valuation. For all purposes of this Agreement, the value of the Parent Shares (the "Stock Valuation") as of any date of determination thereof will be determined as follows:

     (i) The Stock Valuation of all Parent Shares issued hereunder will, as of the issuance thereof, be deemed equal to the Closing Date Valuation.

     (ii) [intentionally omitted]

     (iii) Adjustments. The Initial Shares (except the Parent Shares delivered to the Escrow Agent pursuant to Section 2.7(b)(iii)) and the Forfeiture Shares will be subject to adjustment, as follows:

     (A) If the Stock Valuation of the Initial Shares on the later of the Registration Statement Effective Date and the ninetieth (90th) day following the Closing Date, computed as the average closing price of the Parent Shares as reported by NASDAQ for the prior five (5) trading days immediately preceding the later of such dates (the "Initial Shares Final Valuation"), is (a) more than $3.70, then the Parent shall be entitled to receive back from the Stockholders' Representative in respect of each Investor Stockholder, pro rata based on the number of Initial Shares issued to such Investor Stockholder at the Closing, a number of Parent Shares, valued at the Initial Shares Final Valuation, as is equal to the difference between the value of the Initial Shares issued to such Investor Stockholder valued at the Initial Shares Final Valuation and the value of the Initial Shares issued to such Investor Stockholder valued at $3.70, provided, however, that in no event shall the Initial Shares Final Valuation of the Initial Shares be deemed to be greater than $5.00 or (b) less than $2.50, then the Parent shall promptly deliver to the Stockholders' Representative, on behalf of each Investor Stockholder, pro rata based on the number of Initial
Shares issued to such Investor Stockholder at the Closing, certificates representing such additional number of Parent Shares, valued at the Initial Shares Final Valuation, as is equal to the difference between the value of the Initial Shares issued to such Investor Stockholder valued at the Initial Shares Final Valuation and the value of the Initial Shares issued to such Investor Stockholder valued at $2.50, provided, however, that in no event shall Initial Shares Final Valuation of the Initial Shares be deemed to be less than $1.00.

     (B) If the Stock Valuation of the Forfeiture Shares on the later of the Registration Statement Effective Date and the applicable Forfeiture Date with respect to such Forfeiture Shares, computed as the average closing price of the Parent Shares as reported by NASDAQ for the prior five (5) trading days immediately preceding the later of such dates (each "Forfeiture Shares Final Valuation"), is (a) more than $3.70, then the Parent shall be entitled to receive back from the Stockholders' Representative in respect of each Investor Stockholder, pro rata based on the number of Forfeiture Shares issued to such Investor Stockholder (as to which the Forfeiture Date has occurred), a number of Parent Shares, valued at the Forfeiture Shares Final Valuation, as is equal to the difference between the value of the Forfeiture Shares issued to such Investor Stockholder (as to which the Forfeiture Date has occurred) valued at the Forfeiture Shares Final Valuation and the value of the Forfeiture Shares issued to such Investor Stockholder valued at $3.70, provided, however, that in no event shall the Forfeiture Shares Final Valuation of the Forfeiture Shares be deemed to be greater than $5.00 or (b) less than $2.50, then the Parent shall promptly deliver to the Stockholders' Representative, on behalf of each Investor Stockholder, pro rata based on the number of Forfeiture Shares issued to such Investor Stockholder (as to which the Forfeiture Date has occurred), certificates representing such additional number of Parent Shares, valued at the Forfeiture Shares Final Valuation, as is equal to the difference between the value of the Forfeiture Shares issued to such Investor Stockholder valued at the Forfeiture Shares Final Valuation and the value of the Forfeiture Shares issued to such Investor Stockholder valued at $2.50, provided, however, that in no event shall the Forfeiture Shares Final Valuation of the Forfeiture Shares be deemed to be less than $1.00. The calculations under this clause (B) shall be made separately and from time to time for each portion of Forfeiture Shares as to which the Forfeiture Date occurs on the same day.

     (C) All per share valuations and amounts set forth in the Section 2.7(c)(iii) shall be adjusted equitably in the event of any stock dividend, stock split or reverse stock split.

     (D) The Stockholder's Representative is authorized to deliver and receive cash and shares on or behalf of each Stockholder in accordance with the provisions of this Section 2.7, including but not limited to this Section 2.7(c)(iii).

     (d) Delivery and Review. After receipt of the Revenue Notice, the Stockholders' Representative shall have thirty (30) days to review such Revenue Notice (the "Revenue Review Period"), together with the work papers used in the preparation thereof. Unless the Stockholders' Representative delivers written notice to the Purchaser on or prior to the expiration of the Revenue Review Period stating that it has objections to such Revenue Notice (and setting forth the details of its calculation of disputed items), the Stockholders shall be deemed to have accepted and agreed to such Revenue Notice. If the Stockholders' Representative so notifies the Surviving Corporation of its objections to the Revenue Notice, the Stockholders' Representative (acting as agent for the Stockholders) and the Surviving Corporation shall, within thirty (30) days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     (e) Allocation and Distribution of Purchase Price.Each of the Stockholders agrees that the Purchase Price shall be allocated and paid among them as set forth on Schedule 2.7 hereto pursuant to and in accordance with the separate Settlement Agreement among the Stockholders dated as of July 30, 2002. The Stockholders' Representative hereby agrees, by its execution hereof, to disburse any cash amounts received by it and deliver any stock certificates to the appropriate Stockholders in the amounts or proportions which they are entitled to receive by virtue of the foregoing provisions of this subsection (e), subject to the right of the Stockholders' Representative to apply portions thereof to pay expenses for which it is entitled to be reimbursed or liabilities against which it is entitled to be indemnified pursuant to Section 10.6 below, or to establish a reserve in respect of such anticipated pending, asserted or contingent liabilities.

     (f) Resolution. Any computation of the amount of Forfeiture Shares or Forfeiture Cash to be returned to the Parent pursuant to Section 2.7(b)(ii) remaining in dispute at the conclusion of the Resolution Period (the "Unresolved Changes") shall be submitted by the Surviving Corporation and the Stockholders' Representative to a mutually acceptable independent auditing firm who has not regularly provided auditing or accounting services to the Company, the Purchaser, Parent or to any of the Stockholders during the three (3) years preceding the Closing (such firm being referred to as the "Neutral Auditors"), within ten (10) days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by the Stockholders and the
Surviving Corporation in proportion to the allocation of the dollar amount of the Unresolved Changes made by the Neutral Auditors such that the prevailing party or parties pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based on the provisions of this Section, only the Unresolved Changes. The Neutral Auditors' determination of the Unresolved Changes shall be made within forty-five (45) days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to the Stockholders' Representative and the Surviving Corporation, and shall be final, binding and conclusive on all Stockholders, the Surviving Corporation and Parent. The disputed Revenue Notice shall be adjusted in the manner as agreed to (or deemed agreed to) by the Stockholders'
Representative and the Surviving Corporation under this Section or, if Unresolved Changes are submitted to the Neutral Auditors, such Revenue Notice shall be adjusted to reflect the determination of the Neutral Auditors under this Section.

     Section 2.8 Deliveries by the Company and Stockholders. On the Closing Date, the Stockholders and the Company, as appropriate, shall deliver, or cause to be delivered, to the Purchaser the following:

     (a) Each Stockholder shall have delivered to the Purchaser certificates evidencing the Company Shares owned by it, free and clear of all Liens or other restrictions on transfer of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

     (b) The Company shall have delivered to the Purchaser the following corporate documentation: (i) the Company's Articles of Incorporation certified as of a date within ten (10) days prior to the Closing Date by the Department of State of the state of Florida; (ii) good standing certificates with respect to the Company as of a date within ten (10) days prior to the Closing Date from the Department of State of the state of Florida and each other state in which the Company is qualified to do business, and (iii) the Articles of Merger, duly executed on behalf of the Company, in form required for filing by the Department of State of the state of Florida.

     (c) Each of the other Transaction Documents, duly executed by or on behalf of the Company and the Stockholders.

     (d) Such other documents and certificates duly executed as may be required to be delivered by the Company and the Stockholders pursuant to this Agreement or pursuant to the terms of any Transaction Document or as may be reasonably requested in writing by the Purchaser prior to the Closing Date.

     Section 2.9 Deliveries by the Purchaser and Parent. On the Closing Date, the Purchaser and Parent will deliver, or cause to be delivered, to the Stockholders' Representative the following:

     (a) The following  corporate  documentation  with respect to the Purchaser:
(i) the Purchaser's Articles of Incorporation, certified as of a date within thirty (30) days prior to the Closing Date by the Department of State of the State of Florida; (ii) a good standing certificate with respect to the Purchaser as of a date within thirty (30) days prior to the Closing Date from the Department of State of the State of Florida; (iii) the Purchaser's By-Laws certified as of the Closing Date by the President or Secretary of the Purchaser as being in full force and effect and unmodified; (iv) corporate resolutions of the Purchaser's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Purchaser, certified by the President or Secretary of the Purchaser as being in full force and effect and unmodified; and (v) the Articles of Merger, duly executed on behalf of the Purchaser, in form required for filing by the Department of State of the state of Florida.

     (b) The following corporate documentation with respect to the Parent: (i) the Parent's Certificate of Incorporation, certified as of a date within thirty
(30) days prior to the Closing Date by the Secretary of State of the State of Minnesota; (ii) a good standing certificate with respect to the Parent as of a date within thirty (30) days prior to the Closing Date from the Secretary of State of the State of Minnesota; (iii) the Parent's By-Laws certified as of the Closing Date by the President or Secretary of the Parent as being in full force and effect and unmodified; and (iv) corporate resolutions of the Parent's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Parent, certified by the President or Secretary of the Parent as being in full force and effect and unmodified.

     (c) Delivery of the Closing Date Payment in accordance with Section 2.7(b)(i) hereof.

     (d) Each of the other Transaction Documents, duly executed by the Parent or the Purchaser, as the case may be.

     Section 2.10 Such other documents and certificates duly executed as may be required to be delivered by the Parent or the Purchaser pursuant to this Agreement or pursuant to any Transaction Document or as may be reasonably requested in writing by the Stockholders prior to the Closing Date.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents, warrants and covenants to the Purchaser that the statements set forth in this Article 3 are true, correct and complete, and will be true, correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement), subject to the applicable qualifications set forth in the disclosure schedule attached to this Agreement (the "Disclosure Schedule"). The inclusion of any information in the Disclosure Schedule shall not be deemed an admission that such information is material or outside the ordinary course of business of the Company.

     Section 3.1 Organization and Authority.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all requisite corporate power and authority to own, lease, operate or use its properties and assets, and to conduct the Business. The Company is duly qualified to do business and in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not have a Material Adverse Effect on the Company.

     (b) The execution, delivery and performance by the Company of each Transaction Document to which it is a party has been authorized and approved by all requisite corporate action on the part of the Company and no other corporate approval or authorization on the part of the Company is required or necessary to authorize each such Transaction Document or the consummation of the transactions contemplated by each such Transaction Document. Each Transaction Document to which the Company is a party, has been or in the case of any documents to be executed as of the Closing, will be duly and validly executed and delivered by the Company and each such Transaction Document constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief whether considered in a proceeding in equity or at law, including bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (the "Equitable Exceptions").

     Section 3.2 Capitalization and Company Shares.

     (a) The authorized capital stock of the Company consists of (i) 10,320 shares of shares of a Series A Redeemable Preferred Stock, par value $.01 per share, of which 10,097.36 shares are issued and outstanding, (ii) 7,999,780 shares of Series A Convertible Preferred Stock, par value $.01 per share, of which 7,827,389 shares are issued and outstanding ((i) and (ii) collectively are referred to herein as, the "Preferred Stock") and (iii) 141,989,900 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 28,815,000 shares are issued and outstanding. The Company Shares are duly authorized, validly issued, fully paid and nonassessable, are transferable or assignable free and clear of any preemptive rights and other stockholder rights. The Company Shares are held beneficially and of record by the Stockholders, as set forth on Exhibit A. The Company Shares were issued and have been transferred in accordance with all applicable Laws, including without limitation federal and state securities Laws. Except as set forth in Section 3.2(a) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, subscriptions, commitments, agreements or other rights that relate to the issuance or acquisition of, or would require the Company to issue or sell, any capital stock, equity interests or other securities of the Company, or any security convertible into or exchangeable for any capital stock, equity interests or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except as set forth in Section 3.2(a) of the Disclosure Schedule, there are no agreements, understandings, trusts, or other collaborative arrangements or understandings concerning the voting, ownership or transfer of the capital stock of the Company.

     (b) Except as provided in Section 3.2(b) of the Disclosure Schedule, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, labor organization, unincorporated organization or other business entity (any of the foregoing an "Entity"), other than any marketable securities held on a short-term basis for purposes of cash management in the ordinary course of business.

     Section 3.3 Consents and Approvals; No Violations.

     The  consummation  of the  transactions  contemplated  by  the  Transaction
Documents: (a) will not conflict with or violate any provision of the articles of incorporation or by-laws of the Company, (b) will not require any consent, approval or waiver of, any filing by the Company with, or any notice by the Company to, any Person (other than as set forth in Section 3.3 of the Disclosure Schedule), (c) except of the type set forth in Section 3.3 of the Disclosure Schedule, will not result in a violation or breach of, will not constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of or result in a termination, cancellation or acceleration) under, or will not require any notice under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which the Company or any of its respective assets may be bound, and (d) will not violate or breach any applicable law, statute or ordinance or any rule, regulation or policy of any Governmental Entity (each, a "Law") or any order, writ, injunction, ruling, charge, judgment or decree of any Governmental Entity (each, an "Order"), applicable to the Business or the Company.

     Section 3.4 Financial Statements.

     (a) Section 3.4(a) of the Disclosure Schedule includes copies of the following financial statements of the Company (the "Company's Financial Statements"): (i) the Company's audited balance sheet and the statements of income, changes in stockholders' equity and cash flow of the Company for the twelve (12) months as of and ending on December 31, 2001 and (ii) the unaudited balance sheet (the "Company's Most Recent Balance Sheet") and statements of income of the Company for the seven (7) months ended July 31, 2002.

     (b) Each of the Company's Financial Statements (including the notes thereto) are true, complete and correct in all material respects, present fairly the financial condition and results of operations of the Company as of the dates of such statements, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments). The Company's Financial Statements (including the notes thereto) are or, in the case of future deliveries will be consistent with the books of account and records of the Company and such books and records are correct and complete, in all material respects, and have been maintained in accordance with GAAP.

     Section 3.5 No Undisclosed Liabilities. Except for Liabilities of the type set forth in Section 3.5 of the Disclosure Schedule, the Company has no debt, liability or obligation of any kind (and to the Knowledge of the Company there is no basis for any present or future Proceeding that could reasonably be expected to give rise to any debt, liability or obligation), whether accrued, absolute, direct, indirect, contingent or otherwise, including any liability or obligation on account of Taxes or any penalty, interest or fine (collectively, the "Liabilities"), except for (a) liabilities incurred in the ordinary course of business after July 31, 2002, and that, individually or in the aggregate, could not have a Material Adverse Effect on the Company; (b) liabilities that are accrued or reserved against in the Company's Most Recent Balance Sheet in accordance with GAAP; (c) obligations under this Agreement or the other Transaction Documents; and (d) obligations to perform or pay the executory portion of any Contracts incurred in the ordinary course of business and not required under GAAP to be reflected in the Company's Financial Statements.

     Section 3.6 Absence of Certain  Changes.  (a) Except as provided in Section
3.6 of the Disclosure Schedule and except as contemplated hereby, since July 31, 2002:

     (i) there has not been any events that, individually or in the aggregate, have had a Material Adverse Effect on the Company and there have not been any events that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, nor has the Company suffered or incurred any material damage, or destruction to, or loss of, physical property of the Company or the Business (whether or not covered by insurance); and

     (ii) the Company has not made any material change in accounting methods or practices or revaluation, or a material decrease in the book value, of any asset of the Company; and

     (iii) the Company has not incurred any material Liabilities, whether due or to become due, except in the ordinary course of business consistent with past practices, or failed to satisfy, or delayed or postponed payment of, any of its Liabilities related to the Business as the same becomes due and owing, except where such failure or delay occurred in the ordinary course of business consistent with past practices; and

     (iv) the Company has not materially increased (other than increases resulting from the calculation of reserves in the ordinary course of business consistent with past practices), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; and

     (v) except for sales of services and licenses of software in the ordinary course of business, there has not been any acquisition, assignment, transfer, mortgage, pledge, encumbrance or lease of any tangible or intangible material asset or property of the Company; and

     (vi) there has not been any release, compromise, waiver or cancellation of any material debt to or material claim by the Company or the Business, or waiver of any material right of the Company or the Business; and

     (vii) there has not been any declaration, payment or commitment for the payment by the Company of a bonus or other additional salary, compensation, or benefit to any director, officer or employee of the Company or the Business; and

     (viii) there has not been any payment, loan or advance of any amount to, or any other transaction with, any employee, officer, director or shareholder of the Company or the Business, except for amounts advanced to directors, officers or employees of the Company for out-of-pocket expenses in connection with entertainment or travel; and

     (ix) there has not been any employment Contract, whether written or oral, involving the directors or officers of the Company that has been entered into, amended or modified or terminated, nor has there been any Employee Plan (as defined in Section 3.10(a) hereof) that has been adopted, materially amended or modified or terminated; and

     (x) there has not been any purchase, redemption or issuance of any capital stock, equity interest or other security of the Company or any option, warrant, right or other security exercisable for, convertible into or exchangeable for any capital stock, equity interest or other security of the Company; and

     (xi) the Company has not declared or paid a dividend, or made any other declaration, payment or distribution of any type or nature to any stockholder or security holder of the Company in respect of its stock or securities, whether in cash or property; and

     (xii) the Company has not agreed or committed to do any of the foregoing.

     For purposes of this Section 3.6 only, an item shall be deemed "material" and an event shall be deemed to have a "Material Adverse Effect" if any single item or event exceeds $175,000, or if the aggregate of all such items or events exceeds $350,000.

     Section 3.7 Litigation.

     (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule and disputes in which the amount claimed as due from the Company is less than $5,000, there is no claim, action, suit, complaint, arbitration, mediation, investigation, demand or other proceeding (each, a "Proceeding") pending or, to the Knowledge of the Company, after due inquiry of its outside counsel Akerman, Senterfitt & Eidson, threatened against or affecting the Company or the Business, by any Person.

     (b) There are no outstanding Orders or settlements applicable to the Company or the Business that restrict, impair or otherwise limit the conduct of the Company or the Business in any material respect.

     Section 3.8 Permits and Compliance with Law.

     (a) The Company possesses all permits, licenses, variances, exemptions, orders, approvals and authorizations of all Governmental Entities that are necessary or appropriate for the lawful conduct of the Business as currently conducted (the "Permits"), except where the failure to obtain or hold any such Permits, on either an individual or aggregate basis, has not resulted, or is not likely to result, in a Material Adverse Effect on the Company. Except as set forth in Section 3.8(a) of the Disclosure Schedule, the Company and the Business are in compliance with all applicable Permits, Orders and Laws, except for violations which, individually or in the aggregate, have not resulted, or are not likely to result, in a Material Adverse Effect on the Company. The Company is in compliance in all respects with the terms and provisions of its Articles of Incorporation and Bylaws, each as amended and/or restated to date.

     (b) To the Knowledge of the Company, there is no existing or proposed Law or Order, applicable or binding on the Company or any of its properties or the Business or to which the Company or any of its properties or the Business is subject or pertaining to any of the transactions contemplated or referred to in any Transaction Document, which could be expected to prohibit or restrict the conduct of the Business in any jurisdiction in which it now conducts or proposes to conduct its business, or otherwise have a Material Adverse Effect on the Company. The Company has received no notice of, and to the Knowledge of the Company, no material expenditure is presently required by the Company to comply with any existing Law or Order, applicable or binding on the Company or any of its properties or to which the Company, any of its properties or the Business are applicable or pertaining to the consummation by the Company and the Stockholders of any of the transactions contemplated by the Transaction Documents.

     Section 3.9 Taxes.

     (a) Except for the type of taxes set forth in Section 3.9(a) of the Disclosure Schedule, (i) the Company has duly and timely paid all income, franchise, excise, sales, use, withholding, employment related, real and personal property and other taxes, customs, duties, fees, assessments and charges of any federal, state and local taxing authority of a Governmental Entity (each, a "Tax" and collectively, "Taxes") (whether or not shown on any Tax return), and all interest and penalties with respect thereto, required to be paid by the Company (whether by way of withholding or otherwise) to any taxing authority, (ii) the Company has withheld and paid all Taxes (and all interest and penalties with respect thereto) required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder of the Company, or any other Person transacting business with the Company, (iii) the Company has duly and timely filed all Tax returns, reports, declarations, claims for refunds, informational returns and statements and other statements, including any extensions (collectively, the "Tax Returns"), required to have been filed by the Company in all jurisdictions in which such Tax Returns were required to have been filed and all such Tax Returns were correct and complete in all material respects, (iv) all deficiencies proposed as a result of any audit have been paid or settled, (v) no claim has ever been made by an authority in a jurisdiction where the Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction and
(vi) there are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company is not a party to, or bound by, or otherwise in any way obligated under, any Tax sharing or similar agreement. The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (B) does not have any Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) The Company has not consented to have the provisions of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (or comparable state law) apply to it, and the Company has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     (d) The Company knows of no reason to expect any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been filed. To the Company's Knowledge, there is no dispute or Proceeding concerning any Liability for Taxes of the Company claimed or raised by any Governmental Entity in writing.

     (e) The Company has not made or become obligated to make, nor, as a result of the transactions contemplated herein or in the other Transaction Documents, will it make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

     (f) The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     (g) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes has been executed or filed with the Internal Revenue Service or any other taxing authority by or on behalf of the Company and no power of attorney with respect to any Tax matter is currently in force.

     (h) The Company has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

     Section 3.10 Employee Benefit Plans; ERISA; and Labor Relations.

     (a) Section 3.10(a) of the Disclosure Schedule includes a list of the material employee benefit plans, programs, policies or contracts providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, change in control, deferred compensation or other employee benefits (including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), for which the Company or any entity which is considered one employer with the Company under
Section 4001 of or Section 414 of the Code (an "ERISA Affiliate"), contributes, maintains or is liable (whether contingent or otherwise) for, on behalf of, or for the benefit of, any current employee of the Company (an "Employee") or former employee, consultant, service provider or director of the Company (any such plan or other arrangement, an "Employee Plan"). There is no pending or, to the Company's Knowledge, threatened Proceeding relating to the Employee Plans. To the Company's Knowledge, the Company has not engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

     (b) The Company has made available to the Purchaser, as applicable, with respect to each Employee Plan, true and complete copies of:

     (i) the documents embodying and relating to such Employee Plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modifications thereto, if any, and employee handbooks;

     (ii) annual reports, including, but not limited to, Forms 5500, 990 and 1041, for the last three (3) years for the Employee Plan and any related trust; and

     (iii) each material communication involving the Employee Plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), or any other governmental authority.

     (c) Neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been liable for an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

     (d) All contributions required to be made, if any, under the terms of any Employee Plan with respect to all periods through the date hereof have been timely made or have been reflected on the face of the Company's Most Recent Balance Sheet (rather than in any notes thereto).

     (e) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" ("MEWA") (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

     (f) Except as set forth in Section 3.10(f) of the Disclosure Schedule, the Company is not liable for, and neither the Company nor the Purchaser will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company).

     (g) The Company, each Employee Plan and each Employee Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Section 3.10(g) of the Disclosure Schedule lists the name of each current or former employee of the Company who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Plan, who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are: the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation

Coverage. Section 3.10(g) of the Disclosure Schedule also lists the name of each Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Plan, whether pursuant to FMLA, COBRA or otherwise.

     (h) With respect to each  Employee  Plan,  except as otherwise set forth in
Section 3.10(h) of the Disclosure Schedule:

     (i) there have been no material violations of or material failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices with the DOL, the IRS, or any other governmental authority, regarding the Employee Plan;

     (ii) all amendments required to bring the Employee Plan into conformity with applicable Law, if any, have been timely adopted or the applicable remedial amendment period (as described in Section 401(b) of the Code) for such amendments has not expired;

     (iii) any bonding required, if any, with respect to the Employee Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

     (iv) the Employee Plan complies with, and has been maintained and operated in all material respects in accordance with, its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

     (v) to the Company's Knowledge, the Employee Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

     (vi) if the Employee Plan purports to provide benefits that qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Plan satisfies the requirements of said Section(s); and

     (vii) the Employee Plan may be unilaterally amended or terminated on no more than 90 days notice.

     (i) The Company is not subject to any liens or excise or other taxes under ERISA, the Code, or other applicable law relating to any Employee Plan, except for Permitted Liens.

     (j) Except as set forth in Section 3.10(j) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due any Employee.

     (k) To the Company's Knowledge, no amounts payable under any Employee Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

     (l) Except as set forth in Section 3.10(l) of the Disclosure Schedule, no Employee Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA or the Federal Social Security Act) to any Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

     (m) Except as set forth in Section 3.10(m) of the Disclosure Schedule, all Persons involved in the conduct or operation of the Business are Employees of the Company.

     (n) Except as set forth in Section 3.10(n) of the Disclosure Schedule, (i) there is no unfair labor practice, charge, grievance, stoppage or complaint or other Proceeding pending or, to the Knowledge of the Company, threatened against the Company before the National Labor Relations Board or any other Governmental Entity, (ii) there is no labor strike, slowdown or stoppage pending or threatened, against the Company, and (iii) there has not been any, and there are no, pending collective bargaining negotiations relating to the employees of the Company. There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of the Company, no such petitions have been pending within the past two (2) years, and there has not been any general solicitation of representation cards by any union seeking to represent the employees of the Company as their exclusive bargaining agent at any time within the past two (2) years. To the Knowledge of the Company, the Company is in compliance with all Laws and Orders relating to the employees, consultants, service providers or directors of the Company or involved in the Business.

     Section 3.11 Material Contracts.

     (a) Section 3.11(a) of the Disclosure Schedule sets forth a description of each type of note, bond, mortgage, indenture, instrument, lease, license, franchise, arrangement, contract, commitment, obligation or agreement, whether written or oral (collectively, the "Contracts"), to which the Company is a party or is bound or which relate to the conduct or operation of the Business (collectively, the "Company Contracts") and which, either individually or in the aggregate with same or similar types of Contracts, is material to the Company or the Business taken as a whole, including without limitation any of the following:

     (i) each indenture, mortgage, note, installment obligation or agreement relating to the borrowing of money by the Company or other indebtedness of the Company or the Business for borrowed money or any guaranty by the Company or the Business of any obligation for borrowed money;

     (ii) each agreement that materially limits the freedom or ability of the Company to compete in the Business or with any Person or in any geographical area or otherwise to conduct the Business in its current manner, and each agreement that materially limits the freedom or ability of any Person to compete with the Company or the Business;

     (iii) each Contract involving any agency, sales, servicing, marketing or other similar agreement;

     (iv)   each   Contract   with   distributors,    dealers,    manufacturer's
representatives or sales agents that is not terminable without penalty on 30 or fewer days' notice;

     (v) other than this Agreement, each Contract for the acquisition or disposition of assets, other than in the ordinary course of business consistent with past practice;

     (vi) each Real Property Lease (as defined in Section 3.13(b) hereof) and each Personal Property Lease (as defined in Section 3.15 hereof), capitalized or otherwise;

     (vii) each Contract representing, constituting or forming any partnership, joint venture or other similar arrangement;

     (viii) each Contract involving any licensing, franchise, permission or alliance agreement or software or technology agreement or arrangement;

     (ix) except as otherwise set forth in Section 3.11(a) of the Disclosure Schedule, each Contract the performance of which involves the receipt or payment of more than $ 100,000 in a consecutive twelve (12) month period;

     (x) each Contract to sell or to register the sale of any capital stock, equity interest or other securities of the Company;

     (xi) each Contract with a Stockholder or any of its affiliates (other than the Company);

     (xii) each Contract for the employment of any individual on a full-time, part-time, consulting or other basis, including without limitation any such Contract that provides any severance or change of control benefits;

     (xiii) each Contract under which any directors, officers or employees of the Company involved in the Business have been advanced or loaned any amount by the Company or the Business;

     (xiv) each Contract that involves connectivity or the transmission of data over data lines; and

     (xv) each other Contract which is material to the Company or the Business or under which the consequences of a default or termination could have a Material Adverse Effect on the Company.

     (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule and to the Company's Knowledge, each Contract is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of the Company and will continue to be so on identical terms following the Closing Date.

     (c) The Company is not in default under or in material breach of any Company Contract, and to the Knowledge of the Company, no other party is in default under or breach of any Company Contract, nor to the Company's Knowledge, has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default or breach thereunder or permit the termination, modification or acceleration of any obligations or result in the creation of any Liens, except for any defaults and breaches that, individually or in the aggregate, could not result in a Material Adverse Effect on the Company.

     Section 3.12 Intellectual Property.

     (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or appropriate for the operation of the Business in its current manner as reflected in the Company's Most Recent Financial Statements and to the Knowledge of the Company, as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing Date hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing Date hereunder. To the Company's Knowledge, the Company has taken all necessary and appropriate action to maintain and protect each item of Intellectual Property that it owns or uses. To the Knowledge of the Company's, no item of Intellectual Property owned or used by the Company, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company.

     (b) Neither the Company, nor, to the Knowledge of the Company, any employee or consultant of the Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

     (c) Section 3.12(c) of the Disclosure Schedule identifies each item of Intellectual Property of the Company that consists of, is represented by or constitutes (i) each patent or trademark registration which has been issued to the Company with respect to any of its Intellectual Property, (ii) each pending patent application or application for trademark registration which the Company has made with respect to any of its Intellectual Property, and (iii) each type of license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions), in each case identifying the type of item of Intellectual Property covered thereby. Section 3.12(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property of the Company identified in Section 3.12(c) of the Disclosure Schedule:

     (i) The Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

     (ii) The item is not subject to any outstanding Order;

     (iii) No Proceeding is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

     (iv) the license, sublicense, agreement, or permission covering the item is legal, valid, binding and enforceable against the Company and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect;

     (v) the license, sublicense, agreement, or permission will continue to be legal, valid, binding and enforceable against the Company and, to the Knowledge of the Company, the other parties thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

     (vi) neither the Company nor, to the Knowledge of the Company, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or, to the Knowledge of the Company, any other party thereto, or permit termination, modification, or acceleration of the Company's obligations or, to the Knowledge of the Company, any such other party's obligations, thereunder;

     (vii) neither the Company nor, to the Knowledge of the Company, any other party to the underlying item has repudiated any provision thereof;

     (viii) with respect to each sublicense, to the Knowledge of the Company, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying item of Intellectual Property;

     (ix) the underlying item of Intellectual Property is not subject to any outstanding Order;

     (x) no Proceeding is pending or, to the Knowledge of the Company, threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

     (xi) the Company has not granted to any other Person any sublicense or similar right with respect to such underlying item of Intellectual Property, except to the extent authorized by the other party who owns or controls such underlying item of Intellectual Property.

     (d) Section 3.12(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission, other than "click-wrap" licenses, "shrink wrap" licenses, and publicly-available commercial binary code end-user licenses.

     (e) The Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses in its current manner as reflected in the Most Recent Financial Statement (and as presently proposed, to the Knowledge of the Company, to be conducted).

     (f) To the Knowledge of the Company, there are no existing products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede, make obsolete or impair the use or value of any material product or process of the Business or any material Intellectual Property of the Company.

     (g) To the Knowledge of the Company, at no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or subject to any employment agreement, invention assignment, nondisclosure agreement or other contractual obligation with any Person that could adversely affect the rights of the Company in such Intellectual Property.

     (h) Each item of Intellectual Property now owned or available for use by the Company shall remain owned or available for use by the Company on terms and conditions no less favorable to the Company following the consummation of the transactions contemplated by the Transaction Documents.

     Section 3.13 Real Property.

     (a) The Company owns no real property. The Company has a good and valid leasehold interest in all real property leased by the Company and used in the operation of the Business (the "Real Property"). Except for Permitted Liens, and except for Liens of the type specified in Section 3.13(a) of the Disclosure Schedule, there are no Liens on the Company's interest in any Real Property.

     (b) Section 3.13(b) of the Disclosure Schedule identifies (including the address of) each Real Property currently leased or occupied by the Company within the prior three (3) years pursuant to any Company Contract relating to such lease or occupancy, including without limitation any lease or sublease arrangement (each, a "Real Property Lease") and option to purchase. With respect to each such Real Property Lease: (i) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents; (ii) to the Knowledge of the Company, the lease has not been repudiated by any party thereto, and the lease is not subject to disputes, oral agreements, or forbearance programs; (iii) with respect to each sublease, the representations and warranties in this Section are true and correct with respect to the underlying lease; and (iv) the lease has not been assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered.

     (c) Except as set forth on Section 3.13(c) of the Disclosure Schedule, all of the buildings and other material tangible personal property owned or leased by the Company are, taken as a whole, in good working condition (normal wear and tear excepted), and are adequate and reasonably suitable for the purposes for which they are presently being used. All such property is being operated in substantial conformity with applicable statutes, regulations, and ordinances, the failure of which to so conform would have a Material Adverse Effect on the Company.

     (d) The Company enjoys peaceful and undisturbed possession of all facilities under the respective Real Property Leases. All Real Property leased or subleased under any Real Property Lease are supplied with utilities and other services necessary and appropriate for the operation and use of said facilities in the Business. There are no parties in possession of any portion of the Real Property other than the Company, whether as sublessees, subtenants at will or trespassers.

     (e) To the Knowledge of the Company, except as set forth on Schedule 3.13(e) of the Disclosure Schedule, the improvements located on the Real
Property described in any Real Property Lease are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code, and there is no use or occupancy restriction or condemnation proceeding pending or threatened against the Company.

     Section  3.14  Environmental  Matters.  Except  as  otherwise  set forth in
Section 3.14(a) of the Disclosure Schedule:

     (a) To the Company's Knowledge, the operations and activities of the Company with respect to the Business have at all times complied in all material respects with all applicable Environmental Laws.

     (b) The Real Property has not been used by the Company, or to the Company' Knowledge, by any other person, for the generation, manufacture, refining, treatment, storage or disposal of any Hazardous Materials in violation of Environmental Laws.

     (c) The Company has not received any written notice or order advising the Company that it is responsible for Cleanup of any Hazardous Material on any Real Property. The Company has no basis for believing that there is a reasonable likelihood that any such notice or order will be issued.

     (d) To the Knowledge of the Company, there are no incinerators, septic tanks, cesspools or underground fuel storage tanks located on the Real Property, all sewage is discharged into a public sanitary sewer system. To the Company's Knowledge, no Hazardous Materials are or have been emitted, discharged or released from or at the Real Property, directly or indirectly, into the soil, groundwater or atmosphere or any body of water in violation of any Environmental Laws.

     (e) To the Company's Knowledge, neither the Company nor any present or former owner or operator of the Real Property has been identified as a potentially responsible party for Cleanup liability with respect to the emission, discharge, generation or release of any Hazardous Material.

     (f) No permits, licenses, or other authorizations issued pursuant to the Environmental Laws are required for the present use or occupancy in all material respects of the Real Property, or the present operation in all material respects of the Business.

     (g) The Company has never at any time been named as a defendant or a potentially responsible party in any action or proceeding seeking Cleanup damages, recovery or remediation as a result of the existence of or exposure to any Hazardous Materials at or in or about any Real Property; and no person has alleged in writing that the Company has or may have such liability. The Company has delivered to the Purchaser true and complete copies and results of any reports, studies, analyses, tests, monitoring data or other documents pertaining to Hazardous Materials in, on or under the Real Property or concerning compliance by the Company with Environmental Laws, which are in its possession or which it caused to be performed.

     Section 3.15 Leases of Personal Property. Section 3.15 of the Disclosure Schedule sets forth a list of all types of leases pursuant to which the Company leases, as lessor or lessee, material personal property used in operating the Business or otherwise (each, a "Personal Property Lease"). To the Knowledge of the Company, the Company has not received notice that the lessor of any of the Personal Property Leases intends to cancel, suspend or terminate such Personal Property Lease or modify any of the material terms thereof in a manner that would adversely affect the Company or to exercise or not exercise any option thereunder.

     Section 3.16 Account Agreements.

     (a) Section 3.16(a) of the Disclosure Schedule sets forth a list of the forms of the Account Agreements and, to Company's Knowledge, Reseller Agreements. Except for the Account Agreements and Reseller Agreements, there are no other agreements, written or oral, express or implied, binding the Company with respect to the Accounts, except for certain oral agreements, all of which are on terms materially similar to those in the forms set forth on Schedule 3.16(a) of the Disclosure Schedule.

     (b) With respect to the Account Agreements and Reseller Agreements, except as set forth on Schedule 3.16(b) of the Disclosure Schedule:

     (i) To the Company's Knowledge, each Account Agreement and Reseller Agreement is the valid and binding obligation of the other contracting party, enforceable in accordance with its terms against the other contracting party, except as such enforceability may be limited by the Equitable Exceptions, and is in full force and effect;

     (ii) The Company has fulfilled all material obligations required to have been performed by it prior to the Effective Date; and

     (iii) To the Company's Knowledge, no other contracting party to any such agreement is in breach thereof, except for suspended Accounts, and there are not pending as of the date hereof any material disputes between the Company and any other contracting party, (other than billing, service and similar disputes with customers as may occur in the ordinary course of business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business).

     Section 3.17 Insurance. Section 3.17 of the Disclosure Schedule lists insurance policies relating to the Company or the Business (the "Insurance Policies"). With respect to each such Insurance Policy, (a) to the Company's Knowledge, the policy is legal, valid, binding, enforceable and in full force and effect, (b) neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach or default (including with respect to the payment of premiums or the giving of notices in a due and timely fashion), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default by the Company, or the Knowledge of the Company, any other party thereto, or permit termination, modification, or acceleration of the Company's obligations or, to the Knowledge of the Company, any such other party's obligations under the policy, (c) neither the Company nor, to the Knowledge of the Company, any other party to the policy has repudiated any provision thereof, (d) except as set forth in Section 3.17 of the Disclosure Schedule, since June 30, 2002, the Company has not failed to give any notice or present any claim under the policy in due and timely fashion and (e) no party to the policy has notified the Company of its intention to modify or terminate any policy or significantly increase the premiums with respect thereto or impose conditions upon the renewal of any such policy other than the payment of premiums with respect thereto. Since June 30, 2002, the Company has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period.

     Section 3.18 Employees. Section 3.18 of the Disclosure Schedule sets forth, as of June 30, 2002, the name and current (as of June 30, 2002) annual salary payable by the Company to each Employee. Except as set forth on Section 3.18 of the Disclosure Schedule or under any employment, consulting or other agreements listed in Section 3.11(a) of the Disclosure Schedule, there are no contracts or agreements obligating the Company to materially increase the compensation or benefits presently being paid or hereafter payable to any of its Employees. Except for severance obligations to Employees of the Company set forth in
Section 3.18 of the Disclosure Schedule or pursuant to employment agreements listed in Section 3.11(a) of the Disclosure Schedule, there will not be due and owing at the Closing to any of the Company's Employees, any material amount of severance pay (whether arising out of the termination of Employees of the Company prior to, on, or subsequent to the Closing.

     Section 3.19 Immigration Matters.

     (a) Current Employees. With respect to all current employees (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of the Company, true and complete copies of all Forms I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") and any and all copies of documentation, records or other papers retained with Forms I-9 (Employment Eligibility Verification Forms), have been made available to the Purchaser and Parent prior to the Closing. The Company has complied in all material respects with IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

     (b) Former Employees. With respect to all former employees who left the employment of the Company within three (3) years prior to Closing, the Company has complied in all material respects with IRCA with respect to the maintenance of Forms I-9 for at least three (3) years or for one (1) year beyond the date of termination, whichever is later. True and complete copies of all Forms (I-9) maintained for former employees pursuant to IRCA, and any and all copies of documentation, records or other papers retained with Forms I-9, will be delivered to Purchaser prior to the Closing.

     (c) Visa Status. Section 3.19(c) of the Disclosure Schedule contains a true and complete list of all employees of the Company working under INS authorization in any non-immigrant visa status, including but not limited to E, F, H, J, L, M, O, P or TN Visa Status together with a listing of each such employee's visa status and visa expiration date. The Company maintains current files containing all Labor Condition Applications (LCA) and related public and non-public access documentation which it must present upon request by the U. S. Department of Labor or the general public, including but not limited to all documentation noted in 20 CFR ss. 655.760.

     (d) Authorization to Work in U.S. The Company has only employed in respect of the Business individuals authorized to work in the United States. Within the twenty-four (24) months preceding the execution of this Agreement, the Company has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, not has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

     Section 3.20 Bank Accounts. Section 3.20 of the Disclosure Schedule sets forth a true, complete and correct list showing the name and location of each bank or other institution in which the Company has any deposit account or safe deposit box in respect to the Business, together with a listing of account numbers and the persons authorized to draw thereon or have access thereto.


                                   ARTICLE 4

             SEVERAL REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each of the Stockholders severally and not jointly represents, warrants and covenants to the Purchaser that the statements set forth in this Article 4 are true, correct and complete, and will be true, correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement), as such shall apply to such Stockholder and as such is subject to the applicable qualifications set forth in the Disclosure Schedule. The inclusion of any information in the Disclosure Schedule shall not be deemed an admission that such information is material or outside the ordinary course of business of the Company.

     Section 4.1 Organization and Authority of the Stockholders.

     (a) If such Stockholder is an Entity it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite corporate, partnership or other authority, as applicable, to execute and deliver each Transaction Document to which it is respectively a party, to perform its obligations under each such Transaction Document and to consummate the transactions contemplated by each such Transaction Document.

     (b) The execution, delivery and performance by such Stockholder of each Transaction Document to which it is a party has been authorized and approved by all requisite corporate, partnership and other action on the part of such Stockholder and no other corporate, partnership or other approval or authorization on the part of such Stockholder is required or necessary to authorize each such Transaction Document or the consummation of the transactions contemplated by each such Transaction Document. Each Transaction Document, to which it is a party, has been or in the case of any documents to be executed as of the Closing, will be duly and validly executed and delivered by such Stockholder and each such Transaction Document constitutes the legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its respective terms, except to the extent that enforceability may be limited by the Equitable Exceptions.

     Section 4.2 Ownership of Company Shares.

     (a) Such Stockholder has good and valid title to its respective issued and outstanding shares of the Company Shares listed as owned by it on Exhibit A, free and clear of any security interests, pledges, mortgages, liens, encumbrances, charges, Taxes, options or any other adverse claims, restrictions or rights of any kind whatsoever ("Liens") and, at the Closing, such Stockholder shall deliver all of the Company Shares, listed as owned by it on Exhibit A, to the Purchaser, free and clear of any Liens.

     (b) Except for this Agreement and the transactions contemplated hereby, such Stockholder has no legal obligation, absolute or contingent, to any Person to issue or sell any capital stock, equity interests, or other securities of the Company or to enter into any agreement with respect thereto.

     Section 4.3 Consents and Approvals; No Violations.

     (a) Except for each of the filings, authorizations, consents and approvals of the type set forth in Section 4.3(a) of the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any administrative, governmental or regulatory authority, agency, commission, court, tribunal or other public body, whether a federal, state, local or other domestic or foreign jurisdiction (each, a "Governmental Entity"), is necessary to be obtained by such Stockholder for the consummation by the parties hereto of the transactions contemplated by each Transaction Document.

     (b) Neither such Stockholder's execution and delivery of any Transaction Document, nor the consummation of the transactions contemplated by any Transaction Document, nor compliance by such Stockholder with any of the provisions of any Transaction Document: (i) will require any consent, approval or waiver of, any filing by such Stockholder with, or any notice by such Stockholder to, any Person (other than pursuant to Section 4.3(a) above), (ii) except of the type set forth in Section 4.3(b) of the Disclosure Schedule, will result in a violation or breach of, will constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of or result in a termination, cancellation or acceleration) under, or will require any notice under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which such Stockholder or any of its respective assets may be bound, or (iv) will violate or breach any applicable Law or Order, applicable to such Stockholder.

     Section 4.4 Brokers' and Finders' Fees. Except for a brokerage commission payable to Mr. Peter Hopper, which shall be paid for the account of the Investor Stockholders by the Stockholders' Representative out of the portion of the Purchase Price payable to the Investor Stockholders, neither the Company nor such Stockholder has incurred, or will incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents or any transaction contemplated thereby which would result in any Person having a claim against the Purchaser or the Company arising from the non-payment of any such fees, commissions or similar charges.

     Section 4.5 Options. Each Stockholder holding options to purchase any shares of the Company's capital stock (either Common Stock or Preferred Stock) acknowledges and agrees that all such options have been, as of the Closing Date, cancelled and are of no further force or effect.

     Section 4.6 Investment Intent.

     (a) The Parent Shares to be acquired by such Investor Stockholder at the Closing are being acquired solely for such Stockholder's own account for investment purposes and not with a view to or in connection with any sale or other distribution thereof, within the meaning of the Securities Act, except to the extent that such Parent Shares may be sold under an effective registration statement under the Securities Act and any applicable state securities law, or in the opinion of counsel reasonably acceptable to Parent, pursuant to an exemption under the Securities Act and any applicable state securities law.

     (b) Each Investor Stockholder understands and acknowledges that all of the Parent Shares acquired by such Stockholder are to be issued and sold to such Stockholder without registration and in reliance upon certain exemptions under the Securities Act, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

     (c) Each Investor Stockholder represents and warrants to Purchaser and Parent that such Stockholder will not make any transfer or assignment of any of the Parent Shares except in compliance with the Securities Act and any other applicable securities laws.

     (d) Each Investor Stockholder covenants and agrees that, prior to any transfer or disposition not registered under the Securities Act of any of the Parent Shares, or any shares received from Parent on account of such Parent
Shares pursuant to a stock dividend, stock split, or similar event, such Stockholder will give written notice to Parent, expressing the intention to effect such transfer or disposition and describing the proposed transfer or disposition; provided, however, that no such notice shall be required with respect to sales made pursuant to Rule 144 under the Securities Act and to transfers of Parent Shares by the Stockholders' Representative to either the Stockholders or the Parent or by any Stockholder to the Parent. Such notice shall be accompanied by an opinion of counsel for such Stockholder, reasonably acceptable to Parent, that the proposed transfer is exempt under the Securities Act and applicable state securities laws.

     (e) Each Investor Stockholder understands and acknowledges that the Parent Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will an assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless (i) a registration statement under the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect, or (ii) in the opinion of counsel reasonably satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws."

          "The shares represented by this certificate are subject to a Stock Restriction Agreement dated August 28, 2002, which restricts the transfer of the shares, except in accordance with the provisions of such agreement. A copy of such agreement may be inspected at the principal office of Interland, Inc."

; provided, however, that the parties agree that each Investor Stockholder shall be entitled to require the Parent to remove the second legend from the certificates representing any of its Parent Shares which are no longer covered by such Stock Restriction Agreement.

     (f) Each Investor Stockholder understands and acknowledges that such Stockholder is aware that no federal or state agency has made any recommendation or endorsement of the Parent Shares or any finding or determination as to the fairness of the investment in such Parent Shares.

     (g) Each Investor Stockholder acknowledges and agrees that Parent has made available all information concerning Parent and its business, assets, liabilities, and rights which such Stockholder has requested in writing to obtain, which information includes, and has not been limited to, the following: the Articles of Incorporation and the Bylaws of Parent, Parent's Report on Form 10-K for the year ended August 31, 2001, Parent's Reports on Forms 10-Q for the quarters ended November 30, 2001, February 28, 2002 and May 31, 2002, the Registration Statement on Form S-3 (Reg. No. 333-96647) as filed with the SEC on July 18, 2002 ("Form S-3"), Parent's Proxy Statement dated March 20, 2002, copies of comment letters from the SEC dated August 12, 2002 and August 20, 2002. Each Investor Stockholder acknowledges and agrees that such Investor Stockholder has received all information such Investor Stockholder requires in order to make its investment decisions hereon.

     (h) Each Investor Stockholder represents and warrants that such Stockholder, either individually or together with a Purchaser Representative, has such knowledge and experience in financial and business matters, and particularly the business conducted by Parent, and is capable of evaluating the risk of the investment in Parent Shares contemplated by this Agreement.

     (i) Each Investor Stockholder acknowledges that the Form S-3 is provided for information purposes only, and that the Parent is not offering to any Stockholder any of the shares currently included in the Form S-3.

     (j) Each Stockholder understands and acknowledges that the desirability of an investment in Parent may be influenced by the federal income tax consequences, and by the various state and local tax consequences, arising from such Stockholder's receipt of a portion of the Purchase Price, including the Parent Shares. Because such tax effects depend, among other things, on the specific facts, circumstances and intentions of each of the Stockholders, each Stockholder represents and warrants that such Stockholder has consulted its own tax advisors with respect to tax consequences, if he, she or it deems such consultation necessary, and has not relied upon Parent or its representatives as to such matters. Each Stockholder and such Stockholder's advisors have taken into account the effects of federal, state and local tax laws on such Stockholder's receipt of the Purchase Price, including the Parent Shares.

     (k) Each Investor Stockholder represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

     (l) Each of the Investor Stockholders represents and warrants that it is organized in the State of Delaware and that its management company has its principal place of business in the State of New York.

     Section 4.7 Merger. Each Stockholder acknowledges and agrees that it has consented to and approved the terms of the Merger upon the terms and conditions set forth in this Agreement and the other Transaction Documents.


                                   ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT

     Each of the Purchaser and Parent jointly and severally represents, warrants and covenants to the Company and to each of the Stockholders that the statements set forth in this Article 5 are true, correct and complete, and will be true, correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement), subject to the applicable qualifications set forth in the disclosure schedule attached to this Agreement (the "Purchaser Disclosure Schedule"):

     Section 5.1 Due Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has full corporate power and authority to carry on its business as now conducted. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power and authority to carry on its business as now conducted.

     Section 5.2 Due Authorization. The execution, delivery and performance by each of the Purchaser and Parent of each Transaction Document to which it is a party has been authorized and approved by all requisite corporate action on the part of the Purchaser and Parent, respectively, and no other corporate or other approval or authorization on the part of the Purchaser or Parent is required or necessary to authorize each such Transaction Document or the consummation of the transactions contemplated by each such Transaction Document. Each Transaction Document, to which either is a party, has been or in the case of any documents to be executed as of the Closing, will be duly and validly executed and delivered by the Purchaser and the Parent and each such Transaction Document constitutes the legal, valid and binding obligation of the Purchaser and the Parent, enforceable against each of them in accordance with its respective terms, except to the extent that enforceability may be limited by the Equitable Exceptions.

     Section 5.3 General. There is no fact within the Knowledge of Purchaser or Parent (other than publicly known facts relating exclusively to political or economic matters of general applicability) that (a) is likely to have a Material Adverse Effect on the ability of Purchaser or Parent to comply with or perform any covenant or obligation under this Agreement or (b) is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

     Section 5.4 Consents and Approvals; No Violations.

     The  consummation  of the  transactions  contemplated  by  the  Transaction
Documents: (a) will not conflict with or violate any provision of the articles or certificate of incorporation or by-laws of either the Purchaser or the Parent, (b) will not require any consent, approval or waiver of, any filing by the Purchaser or the Parent with, or any notice by the Purchaser or the Parent to, any Person (other than as set forth in Section 5.4(a) of the Purchaser Disclosure Schedule), (c) except of the type set forth in Section 5.4(b) of the Purchaser Disclosure Schedule, will not result in a violation or breach of, will not constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of or result in a termination, cancellation or acceleration) under, or will not require any notice under, any of the terms, conditions or provisions of any Contract to which either the Purchaser or the Parent is a party or by which either the Purchaser or the Parent or any of their respective assets may be bound, and (d) will not violate or breach any Law or Order, applicable to the Purchaser or the Parent.

     Section 5.5 Financial Statements.

     (a) Section 5.5(a) of the Purchaser Disclosure Schedule includes copies of the following financial statements of the Parent (the "Parent's Financial Statements"): (i) the audited balance sheet and the audited balance sheet and statements of income, changes in stockholders' equity and cash flow of the Purchaser for the twelve (12) months as of and ending on August 31, 2001 and
(ii) the unaudited balance sheet and statements of income of the Purchaser for the nine (9) months ended May 31, 2002 (the "Parent's Most Recent Balance Sheet").

     (b) Each of the Parent's Financial Statements (including the notes thereto) are, or in the case of future deliveries will be, true, complete and correct in all material respects, present fairly the financial condition and results of operations of the Parent as of the dates of such statements, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments). The Parent's Financial Statements (including the notes thereto) are or, in the case of future deliveries will be consistent with the books of account and records of the Parent and such books and records are correct and complete, in all material respects, and have been maintained in accordance with GAAP.

     Section 5.6 No Undisclosed Liabilities. Except for Liabilities of the type set forth in Section 5.6 of the Purchaser Disclosure Schedule, neither the Purchaser nor the Parent has any debt, liability or obligation of any kind (and to the Knowledge of the Purchaser and the Parent there is no basis for any present or future Proceeding that could reasonably be expected to give rise to any Liabilities) except for (a) Liabilities incurred in the ordinary course of business after May 31, 2002, and that, individually or in the aggregate, could not have a Material Adverse Effect on the Purchaser or the Parent; (b)
Liabilities that are accrued or reserved against in the Parent's Most Recent Balance Sheet in accordance with GAAP; (c) obligations under this Agreement or the other Transaction Documents; and (d) obligations to perform or pay the executory portion of any Contracts incurred in the ordinary course of business and not required under GAAP to be reflected in the Purchaser's Financial Statements.

     Section 5.7 Absence of Certain  Changes.  (a) Except as provided in Section
5.7 of the Purchaser Disclosure Schedule and except as contemplated hereby, since May 31, 2002:

     (i) there have not been any events that, individually or in the aggregate, have had a Material Adverse Effect on the Purchaser or the Parent and there have not been any events that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Parent; and

     (ii) neither the Purchaser nor the Parent has made any material change in accounting methods or practices or revaluation; and

     (iii) neither the Purchaser nor the Parent has incurred any material Liabilities, whether due or to become due, except in the ordinary course of business consistent with past practices, or failed to satisfy, or delayed or postponed payment of, any of its Liabilities as the same becomes due and owing, except where such failure or delay occurred in the ordinary course of business consistent with past practices; and

     (iv) neither the Purchaser nor the Parent has agreed or committed to do any of the foregoing.

     Section 5.8 Permits and Compliance with Law.

     (a) The Purchaser possesses all permits, licenses, variances, exemptions, orders, approvals and authorizations of all Governmental Entities that are necessary or appropriate for the lawful conduct of the Business as currently conducted (the "Purchaser Permits"), except where the failure to obtain or hold any such Purchaser Permits, on either an individual or aggregate basis, has not resulted, or is not likely to result, in a Material Adverse Effect on the Purchaser or the Surviving Corporation. Except as set forth in Section 5.8(a) of the Purchaser Disclosure Schedule, the Purchaser is in compliance with all applicable Purchaser Permits, Orders and Laws, except for violations which, individually or in the aggregate, have not resulted, or are not likely to result, in a Material Adverse Effect on the Purchaser or the Surviving Corporation. Each of the Purchaser and the Parent is in compliance in all respects with the terms and provisions of its Articles of Incorporation and Bylaws, each as amended and/or restated to date.

     (b) To the Knowledge of the Purchaser and the Parent, there is no existing or proposed Law or Order, applicable or binding on either the Purchaser or the Parent or any of their properties or to which either the Purchaser, the Parent or any of their properties is subject or pertaining to any of the transactions contemplated or referred to in any Transaction Document, which could be expected to prohibit or restrict the conduct of its business in any jurisdiction in which it now conducts or proposes to conduct its business, or otherwise have a Material Adverse Effect on either the Purchaser, the Surviving Corporation or the Parent. To the Knowledge of the Purchaser and the Parent, no material expenditure is presently required by either the Purchaser or the Parent to comply with any existing Law or Order, applicable or binding on either the Purchaser or the Parent or any of their properties or to which either the Purchaser or the Parent, any of their properties or their businesses are applicable or pertaining to the consummation by the Purchaser or the Parent of any of the transactions contemplated by the Transaction Documents.

     Section 5.9 Taxes.

     (a) Except for the type of taxes set forth in Section 5.9(a) of the Purchaser Disclosure Schedule, to the Knowledge of the Purchaser and Parent, (i) each of the Purchaser and Parent has duly and timely paid all Taxes (whether or not shown on any Tax return), and all interest and penalties with respect thereto, required to be paid by the Purchaser and the Parent (whether by way of withholding or otherwise) to any taxing authority, (ii) each of the Purchaser and Parent has withheld and paid all Taxes (and all interest and penalties with respect thereto) required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder of the Purchaser and Parent, or any other Person transacting business with the Purchaser and Parent, (iii) each of the Purchaser and Parent has duly and timely filed all Tax Returns, required to have been filed by the Purchaser and Parent and all such Tax Returns were correct and complete in all material respects, (iv) all deficiencies proposed as a result of any audit have been paid or settled, (v) no claim has ever been made by an authority in a jurisdiction where the Purchaser or the Parent does not file a Tax Return that either is or may be subject to taxation by that jurisdiction and (vi) there are no Liens on any of the assets of either the Purchaser or the Parent that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) Except as set forth in Section 5.9(b) of the Purchaser Disclosure Schedule, neither the Purchaser nor the Parent is a party to, or bound by, or otherwise in any way obligated under, any Tax sharing or similar agreement. Neither the Purchaser nor the Parent (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return, other than the affiliated group of which the common parent is the Parent or (B) has any Liability for the Taxes of any Person (other than the Purchaser, Parent, or other members of the affiliated group the common parent of which is the Parent, as applicable) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) Except as set forth on Section 5.9(c) of the Purchaser Disclosure Schedule, the Parent knows of no reason to expect any Governmental Entity to assess any additional Taxes for any period which Tax Returns have been filed. To the Parent's Knowledge, there is no dispute or Proceeding concerning any Liability for Taxes of the Parent claimed or raised by any Governmental Entity in writing.

     (d) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes has been executed or filed with the IRS or any other taxing authority by or on behalf of the Parent and no power of attorney with respect to any Tax matter is currently in force.

     (e) The Parent has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) in a distribution that could otherwise constitute a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

     Section 5.10 Parent Shares. The issuance and delivery by Parent of the Parent Shares have been duly and validly authorized by all necessary corporate action and, when issued in accordance with the terms and provisions of this Agreement, the Parent Shares will (a) be issued as set forth in Section 2.7, (b) be duly authorized, fully paid and non-assessable, (c) not be subject to any preemptive or other statutory rights of stockholders and (d) be issued pursuant to an exemption from the registration requirements of the Securities Act, in compliance with all United States federal and state securities Laws.

     Section 5.11 SEC Filings; S-3 Eligibility. (a) All reports and filings required of the Parent by the Securities and Exchange Commission, whether pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, which have become due prior to the date of this Agreement, have been filed on a timely basis, are complete in all material respects and do not contain any materially misleading or untrue statements or omit to state a material fact or anything otherwise necessary to prevent such report or filing from being materially misleading.

     (b) Parent represents and warrants that it is eligible to file a Form S-3 Registration Statement in accordance with the Securities Act of 1933, as amended (the "Securities Act"), except that the SEC will not declare effective any such Form S-3 until the Parent (1) resolves to the satisfaction of the SEC certain pending SEC comments pertaining to the Parent's Annual Report on Form 10-K for the year ended August 31, 2001 (a copy of such comments having been provided to the Company and the Stockholders) and (2) files with the SEC either: (i) the required pro forma and historical information pertaining to the acquisition of Interland-Georgia in 2001, or (ii) files its Annual Report on Form 10-K for the year ended August 31, 2002 with financial statements which include a full year of combined operations with Interland-Georgia. The Parent knows of no reason why it will not be able to resolve to the satisfaction of the SEC the comments referenced in clause (1) above or why it will not be able to file the pro forma financial statements referenced in clause (2)(i) within a reasonable period of time following the date hereof.

     Section 5.12 Experience. Parent has sufficient experience in the Business as well as technical skills, financing and personnel necessary to service the Accounts in accordance with the terms of the Account Agreements existing as of the Closing Date.

     Section 5.13 Brokers' and Finders' Fees. Neither the Purchaser nor the Parent has incurred, or will incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents or any transaction contemplated thereby which would result in any Person having a claim against any Stockholder or the Company arising from the non-payment of any such fees, commissions or similar charges.

                                   ARTICLE 6

                                    COVENANTS

     Section 6.1 Operation of the Business Following the Closing. The Parent agrees that until completion of the Calculation Period, it shall cause the Surviving Corporation to conduct the Business in accordance with customary industry standards, that it shall provide (or cause the Surviving Corporation to provide, as the case may be) service to each of the Account Owners on a basis which is comparable to that which the Company previously provided to its customers with Accounts substantially similar to the Accounts of such Account Owner (and using the Company's servers and computer software, or comparable servers and software) and that it shall use commercially reasonable efforts to preserve intact (or cause the Surviving Corporation to preserve intact, as the case may be) the Company's relationship with the Account Owners. Without limiting the generality of the foregoing, during such period the Parent shall cause the Surviving Corporation to (a) service the Accounts from and after the Closing Date in material compliance with the service level agreements and other terms and conditions applicable to the Account Agreements from time to time, (b) maintain the Accounts on terms reasonably similar to the Account Agreement terms as in effect on the Closing Date and not increase the fees charged or reduce the level of service provided thereunder, (c) use commercially reasonable efforts to retain the Accounts at their current level of monthly revenue, (d) for purposes of computing Post-Closing Annualized Revenue, not make any change in accounting practices or procedures from those employed by the Company prior to the Closing, including, without limitation with respect to revenue recognition, (e) not sell, assign or otherwise transfer any of the Accounts (including a transfer of the Accounts either physically or electronically from their current location), (f) use commercially reasonable efforts to ensure that the employees of the Company as of the date hereof (other than the employees listed in Section 6.1 of the Purchaser Disclosure Schedule or employees terminated with the consent of the Stockholders' Representative and Mr. Luis Navarro, which consent shall not be unreasonably withheld) continue to remain employed by the Surviving Corporation in a comparable position, (g) use commercially reasonable efforts to maximize the revenue of the Surviving Corporation, including by continuing marketing and sales efforts in accordance with the past practices of the Company and through the continued use of the telephone number, fax number, email addresses and website of the Company in use as of the Closing Date (collectively, the "Company Contact Information"); (h) classify all new customers that originate after the Closing Date who have contacted the Parent, Surviving Corporation or any Affiliate of either thereof, by use of the Company Contact Information or who have contacted Persons employed by the Surviving Corporation as of the Effective Date as customers of the Surviving Corporation and not of the Parent or any Affiliate of the Parent of Surviving Corporation, (i) maintain both the separate corporate existence of the Surviving Corporation and its books and records so as to permit the separate accounting of its revenues and (j) take such steps as Parent generally takes with respect to its other comparable accounts (which are generally in accordance with industry standards) to prevent a dilution in the value or number of Accounts. Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation shall be entitled to take such actions with respect to the Accounts that are not paid within sixty (60) days of the date due or where the Account Owners are otherwise in breach of their Account Agreements, including suspension or termination of service, as the Parent generally takes with respect to its other comparable accounts.

     Section 6.2 Notice of Developments. Each party will give prompt written notice to the other party of any material development affecting the transferred assets, liabilities, financial condition, operations, contracts (including, without limitation, the Account Owner contracts), or results of operations of the Business.

     Section 6.3 Access. Following the Closing, the Surviving Corporation will provide the Stockholders' Representative with reasonable access on advance notice and on a reasonable basis during regular business hours to the personnel, officers, agents, employees, assets, properties, titles, contracts (including, without limitation, Account Owner contracts), books, records, files and documents of or pertaining to the Business, but only to the extent such are reasonably necessary in order for the Stockholders' Representative to perform its obligations and maintain its rights under this Agreement. From and after the Closing, all of the files, lists and records of the Surviving Corporation which are reasonably required by the Stockholders for the preparation of tax returns, audits and the like, the determination of the final Purchase Price or the resolution of any dispute between the parties hereto or with any third party, shall, on reasonable notice, be made available by the Parent and Surviving Corporation to the Stockholders' Representative during normal business hours, for examination and duplication at the Surviving Corporation's offices, for a period of four (4) years from and after the Closing Date. From and after the expiration of the period provided in the preceding sentence, the Surviving Corporation shall have the right to destroy any of such files, lists or records; provided, however, if the Surviving Corporation wishes to destroy any of such files, lists or records at any time after the expiration of four years after the Closing Date, it shall first comply with the following provisions of this subsection. At least thirty (30) days prior to destroying any of said files, lists and records, the Surviving Corporation shall give notice of its intention to do so to Sonnenschein Nath & Rosenthal and counsel to the Company (at the addresses set forth in Section 11.1(a)). If such counsel shall notify the Surviving Corporation that the Stockholders' Representative wishes to retain any of the files, lists or records which the Surviving Corporation intends to destroy, the Surviving Corporation shall (at the expense of the Stockholders) deliver such files, lists or records to a location designated by such counsel in said notification.

     Section 6.4 Audit Rights. Parent and Purchaser agree that, following the Closing, the Surviving Corporation will provide to the Stockholders' Representative, as promptly as practicable, any additional information reasonably requested by the Stockholders' Representative to enable the
Stockholders' Representative to ensure an accurate accounting of the Post-Closing Annualized Revenue. In addition, the Stockholders' Representative shall have the right, on not less than three (3) business days' written notice and during normal business hours, to cause Neutral Auditors to audit the Surviving Corporation's records to ensure an accurate accounting of the Post-Closing Annualized Revenue and the computation of the Second Payment. The cost of such audit will be split between the Surviving Corporation and the Stockholders. If such audit is conducted the findings of such Neutral Auditors shall be conclusive, final and binding and each of the parties shall make appropriate payment in accordance with such findings.

     Section 6.5 Confidentiality. Except as otherwise provided in this Agreement or as required by law or court order, each of the Company, the Stockholders, the Purchaser and the Parent agree that all information communicated to one by the other or the other's Affiliates, whether before or after the Closing Date, will be received in strict confidence, will be used only for purposes of this Agreement and will not be disclosed by the recipient party, its agents, subcontractors  or  employees  without  the prior  written  consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting or regulatory requirements. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason.

     Section 6.6 Registration. Parent covenants and agrees with the Investor Stockholders that no later than 25 days following the Closing and subject to the terms and provisions of the Registration Rights Agreement, it will file to register all the Parent Shares for sale from time to time under the Securities Act, on form S-3 (if available, or on such other form as shall permit sales thereunder from, time to time) (the "Registration Statement"), and register, qualify or exempt the Parent Shares under the state securities laws of such jurisdictions as any Investor Stockholder may reasonably request, and that it will diligently pursue registration thereof, including by resolving the SEC comments referenced in Section 5.11(b)(1) and filing the financial statements referenced in Section 5.11(b)(2) and cause such Registration Statement to become effective as promptly as possible and remain in effect until the second anniversary of the Closing Date. The plan of distribution set forth in such Registration Statement shall among other things, provide that the Parent Shares offered thereunder may be offered for sale from time to time by the Investor Stockholders or their respective pledgees, donees, transferees or other successors in interest in the open market, on the NASDAQ National Market, in the over-the-counter market, in privately negotiated transactions, hedging transactions, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. As used herein the term "Registration Statement Effective Date" shall mean the first trading day following the day on which such Registration Statement becomes effective and available for use for sales of Parent Shares thereunder, provided, however, that for purposes of Sections 2.7(c)(iii)(A) and (B), the Registration Statement Effective Date shall in no event be deemed to be later than one (1) year from the Closing Date.

     Section 6.7 Stock Restriction Agreement. Each of the Investor Stockholders agrees that it will enter into a Stock Restriction Agreement substantially in the form of Exhibit E attached hereto (the "Stock Restriction Agreement").

     Section 6.8 SEC Filings. Parent covenants and agrees with the Investor Stockholders that from and after the Closing Date, until such time as all of the Parent Shares have been sold by the Stockholders pursuant to the Registration Statement referenced in Section 6.6 above, the Parent shall make all such filings, including, but not limited to, any required amendments or supplements to the Registration Statement, with the Securities and Exchange Commission as may be required to be filed under the Securities Exchange Act of 1934, as amended, in order to ensure that the registration statement referenced in
Section 6.6 above  remains in full force and effect for the period  described in
Section 6.6.

     Section 6.9 Post-Closing Transition Services. Each of Messrs. Luis Navarro, Wilfred Navarro, Jose Gonzalez and Alex Gonzalez agrees to remain in the employ of the Surviving Corporation for at least ninety (90) days after the Closing at the same compensation (including scheduled raises in pay) and with benefits comparable (but not necessarily with the same title or job responsibilities, but not given menial or demeaning positions) to those provided for under their existing employment agreements or arrangements set forth on Section 3.11 of the Disclosure Schedule and to assist in the transition of the Business to the control to the Parent and to maximize the revenues of the Business during this post-Closing period. The Surviving Corporation and Parent acknowledge and agree that the Company has terminated the employment of such Luis Navarro, Wilfred Navarro and Jose Gonzalez without cause effective November 30, 2002, and that such employees shall be entitled to receive 12 months' base pay as severance (without deduction for amounts paid to such employees during the 90 day period, and free and clear of any and all claims, offsets and counterclaims, other than those made under such employee's employment agreements), commencing November 30, 2002, it being understood and agreed that such severance payments shall be made by and be the sole responsibility of Parent and the Surviving Corporation.

                                   ARTICLE 7

                            SURVIVAL; INDEMNIFICATION

     Section 7.1 Survival Periods. All representations and warranties of the parties contained in any Transaction Document, the Disclosure Schedule, or any certificate delivered in connection herewith shall survive the Closing until twelve (12) months from the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.9, 3.10 and 3.14, Article 4 and Sections 5.2, 5.5, 5.8, 5.9, 5.10, 5.11 and 5.12 hereof shall survive until the expiration of the applicable statutes of limitation. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms, until the expiration of the applicable statute of limitations.

     Section 7.2 Indemnification by the Purchaser and Parent. The Surviving Corporation and Parent shall jointly and severally indemnify and hold harmless the Stockholders, the Stockholders' Representative, in its capacity as such, and their shareholders, directors, officers, employees and subsidiaries (the "Stockholder Indemnified Parties") from and against, and agree promptly to defend each of the Stockholder Indemnified Parties from and reimburse each of the Stockholder Indemnified Parties for, any and all losses, damages, costs, expenses, Liabilities, obligations and claims of any kind (including reasonable attorney fees and other legal costs and expenses) (collectively, a "Stockholder Loss") that any of the Stockholder Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (a) any breach or inaccuracy of any of the representations and warranties made by the Purchaser or the Parent in any Transaction Document, or in any instrument, certificate or affidavit delivered by the Purchaser or the Parent at the Closing in accordance with the provisions hereof;

     (b) any failure by the Purchaser, the Parent or the Surviving Corporation to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, Liabilities or obligations under any Transaction Document or under any of the other documents delivered by the Purchaser or Parent in connection with the Transaction Documents;

     (c) any Proceeding arising out of, or in any way related to, any of the matters referred to in clauses (a) or (b) above; and

     (d) any Proceeding asserted by a Person against any of the Stockholders or the Surviving Corporation arising out of, or in any way related to, the operation of the Surviving Corporation after the Closing, other than any such Proceeding arising out of, as a result of, or in connection with any breach by the Stockholders of their representations, warranties or covenants in any Transaction Documents.

     Section 7.3 Several Indemnification by the Stockholders. Each of the Stockholders, severally, shall indemnify and hold the Purchaser, the Parent and their respective shareholders, directors, officers, employees and subsidiaries (including the Surviving Corporation after the Closing) (collectively, the "Purchaser Indemnified Parties") harmless from and against, and agrees to defend promptly each of the Purchaser Indemnified Parties from and reimburse each of the Purchaser Indemnified Parties for, any and all losses, damages, costs, expenses, Liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other legal costs and expenses) (collectively, a "Purchaser Loss") that any of the Purchaser Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (a) any breach or inaccuracy of any of the representations and warranties contained in Article 4 hereof, as such shall apply to such Stockholder;

     (b) any failure by such Stockholder to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, Liabilities or obligations under any Transaction Documents or under any of the other documents delivered by such Stockholder in connection with the Transaction Documents (including those set forth in Section 6.9 above); and

     (c) any Proceeding arising out of, or in any way related to, any of the matters referred to in this Section 7.3.

     Section 7.4 Joint Indemnification by the Stockholders. The Stockholders, jointly, shall indemnify and hold the Purchaser Indemnified Parties harmless from and against, and agree to defend promptly each of the Purchaser Indemnified Parties from and reimburse each of the Purchaser Indemnified Parties for, any and all Purchaser Losses that any of the Purchaser Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (a) any breach or inaccuracy of any of the representations and warranties made by the Company in Article 3 hereof;

     (b) any failure by the Stockholders to carry out, perform, satisfy and discharge any of their joint covenants, agreements, undertakings, Liabilities or obligations under any Transaction Documents or under any of the other documents delivered by the Stockholders in connection with the Transaction Documents (other than those set forth in Section 6.9 above);

     (c) any Proceeding arising out of, or in any way related to, any of the matters referred to in this Section 7.4; and

     (d) any proceeding arising from a claim of any Stockholder that it did not receive a proper distribution of its pro rata portion of the Purchase Price from the Stockholders' Representative pursuant to Section 2.7 and Schedule 2.7 of this Agreement.

     Section 7.5 Limits on Indemnification. Notwithstanding the foregoing, the liability of the Purchaser, the Parent and the Surviving Corporation, on the one hand, or the Stockholders on the other hand, under this Agreement (including Sections 7.2, 7.3 and 7.4) shall be subject to the following limitations:

     (a) Surviving Corporation's, Purchaser's and Parent's Liability. The liability of the Purchaser, the Parent and the Surviving Corporation pursuant to
Section 7.2 is limited as follows:

     (i) no such claim for indemnity will be effective unless Stockholders' Representative provides the Surviving Corporation and Parent written notice prior to the expiration of the applicable survival period (as set forth in Section 7.1) of the claim, which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim and a good faith estimate of the amount of Stockholder Losses which have occurred; and

     (ii) the maximum aggregate liability of the Surviving Corporation and the Parent with respect to claims for indemnity pursuant to Section 7.2(a) shall be an amount equal to the maximum liability of the Stockholders under this Agreement, which, in the case of the Investor Stockholders shall be as computed under Section 7.5(c)(vii); and

     (iii) the Surviving Corporation and the Parent shall not have any indemnification obligation under Section 7.2(a) (or Section 7.2(c) in respect of claims under Section 7.2(a)) until the Stockholder Losses of the Stockholder Indemnified Persons as a group equal or exceed $250,000, in which case the Surviving Corporation's and the Parent's obligations under Section 7.2 (a) (or
Section 7.2(c) in respect of claims under Section 7.2(a)) shall include the entire amount of Stockholder Losses in excess of such amount (as limited by clause (ii) above).

     (b) Stockholders' Liability for Several Obligations. The liability of the Stockholders for the breach of representations or warranties under Article 4 or pursuant to Section 6.9 or Section 7.3 is limited as follows:

     (i) no such claim for indemnity will be effective unless the Surviving Corporation or the Parent provides the Stockholders' Representative and the Stockholder(s) against which such claim is being made with written notice prior to the expiration of the applicable survival period (as set forth in Section 7.1) of the claim, which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim and a good faith estimate of the amount of Purchaser Losses which have occurred; and (ii) each Stockholder shall not have any indemnification obligation until the Purchaser Losses of the Purchaser's Indemnified Persons as a group attributable to all claims against such
Stockholder under Section 7.3 equal or exceed $25,000, in which case such Stockholder's obligations under Section 7.3 shall include the entire amount of Purchaser Losses in excess of such amount provided that the maximum aggregate liability of any such Stockholder with respect to such claims and any claims payable by such Stockholder pursuant to Section 7.5(c) below, is an amount equal to 100% of the Purchase Price (as adjusted) actually received by such Stockholder (less any Sale Adjustments of an Investor Stockholder); which such claims may be satisfied out of the Other Stockholders' Escrow Deposit and the Parent Shares held in escrow pursuant to the Escrow Agreement, provided, however, that any such claims against the Parent Shares shall not be satisfied until all claims under clause (c) below or otherwise as to which such
Stockholder has joint and several liability hereunder (including such Stockholder's portion of any amounts payable by or for the account of the Stockholders hereunder) have first been satisfied out of such escrowed Other Stockholders' Escrow Deposit and the Parent Shares and that any such claims shall only be satisfied out of the Parent Shares allocable to the Stockholder(s) against whom any such claims have been made. In addition, such claims may be satisfied by any such Stockholders either with cash or by the return of Parent Shares to the Parent, which shares shall be valued as provided in Section 7.5(c)(vii) below.

     (c) Stockholders' Liability for Joint Obligations. The liability of the Stockholders for any matter arising under this Agreement (other than under Article 4 or Section 6.9 or Section 7.3) is limited as follows:

     (i) no such claim for indemnity will be effective unless the Surviving Corporation provides Stockholders' Representative written notice prior to the expiration of the applicable survival period (as set forth in Section 7.1) of the claim, which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim and a good faith estimate of the amount of Purchaser Losses which have occurred;

     (ii) the maximum aggregate liability of any Stockholder with respect to such claims and any claims payable by such Stockholder pursuant to Section 7.5(b) above, is an amount equal to 100% of the Purchase Price (as adjusted) actually received by such Stockholder (less any Sale Adjustments of an Investor Stockholder); provided, however, that all such claims must first be satisfied solely out of the Other Stockholders' Escrow Deposit and the Parent Shares held in escrow pursuant to the Escrow Agreement until the number of shares and amount of cash held pursuant thereto is reduced to zero, after which the Surviving Corporation and the Parent may proceed against the Stockholders on an individual basis, provided further, however, that the Surviving Corporation and the Parent shall use commercially reasonable efforts to satisfy any such claims from, and proceed against, all of the Stockholders on a pro rata basis in accordance with the provisions of clause (iv) below. Any such claims may be satisfied by the Investor Stockholders either with cash or by the return of Parent Shares to the Parent, which shares shall be valued as provided in the Escrow Agreement with respect to the payment of claims;

     (iii) the Stockholders shall not have any indemnification obligation until the Purchaser Losses of the Purchaser's Indemnified Persons as a group attributable to all claims under Section 7.4 equal or exceed $250,000, in which case the Stockholders' obligations under Section 7.4 shall include the entire amount of Purchaser Losses in excess of such amount (as limited by clause (ii) above);

     (iv) if the indemnification or other claims made by the Purchaser Indemnified Parties pursuant to Section 7.4 or otherwise (excluding under Article 4, Section 6.9 or Section 7.3) exceed the value of the Parent Shares and cash held in escrow, each Stockholder agrees to contribute toward payment of such additional claims in the ratio set forth in item 2 of Schedule 2.7 until, after giving effect thereto, the Excess Portion is reduced to $0, and thereafter in the ratio set forth in item 1 of Schedule 2.7. If any Stockholder pays more than its pro rata share of any claim (measured in accordance with the foregoing and the provision of the clause (v) below) then it shall be entitled to contribution from the other Stockholders as set forth herein, so that each Stockholder, after all such contribution claims are considered and paid, will bear only its proper share of such indemnification obligations. All such contributions shall be deemed Purchase Price adjustments and shall be paid within 20 days of demand, in cash to the Stockholder entitled to receive the same;

     (v) any amounts paid to a Purchaser Indemnified Person by or on behalf of a Stockholder in respect of any indemnification or other claim made hereunder shall be deemed a repayment, reduction of or adjustment in respect of the Purchase Price hereunder, including for purposes of computing the allocation of the Purchase Price among the Stockholders set forth in Schedule 2.7. Such amounts paid shall first be considered repayments of (and reductions in respect of) the Excess Portion of the Purchase Price, until such Excess Portion is reduced to $0, and then shall be deemed repayments of (and reductions in respect of) the Base Portion of the Purchase Price;

     (vi) the amount of any Purchaser Losses suffered by a Purchaser Indemnified Party under this Agreement (and the amount for which such Purchaser Indemnified Party may seek indemnification pursuant to this Article 7 on account of such Purchaser Losses) shall be reduced by the amount, if any, of any insurance recovery received by the Purchaser Indemnified Party or its Affiliates from any insurance policy maintained by such Purchaser Indemnified Party or its Affiliates except for new insurance policies obtained after the Closing Date to the extent that such expand coverage beyond the extent of the coverage provided under insurance policies in effect immediately prior to or immediately following the Closing Date. In such connection, a Purchaser Indemnified Party shall use its commercially reasonable efforts to pursue and shall fully cooperate with the Indemnifying Party in pursuing by all appropriate action, all amounts which may be available from third Persons; and

     (vii) any portion of a Purchaser Loss to be satisfied by the Investor Stockholders other than out of funds or Parent Shares held in escrow will be satisfied by the Investor Stockholders as follows:

     (A) first, to the extent an Investor Stockholder holds Parent Shares subject to a restriction on transfer pursuant to a Stock Restriction Agreement, such Investor Stockholder shall satisfy a claim by returning such Parent Shares to the Parent, which shares shall be valued at the Closing Date Valuation.

     (B)  second,  to the extent an  Investor  Stockholder  does not hold Parent
Shares which are subject to a restriction on transfer pursuant to a Stock Restriction Agreement, such Investor Stockholder shall satisfy a claim by making a cash payment or by returning Parent Shares to the Parent, which shares shall be valued at the average closing price as reported by NASDAQ for the five (5) trading days ending on the date of the notice referenced in clause (i) above.

     Section 7.6 Notification of Claims; Election to Defend.

     (a) The party entitled to be indemnified under this Article 7 (the "Indemnified Party") shall promptly give notice to the indemnifying party after obtaining actual Knowledge of any claim as to which recovery may be sought hereunder. If such indemnity arises from a third-party claim, the Indemnified Party shall permit the indemnifying party to assume the defense of that claim and any litigation resulting therefrom using counsel reasonably acceptable to the Indemnified Party. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by the Indemnified Party's failure to give or delay in giving such notice unless, and then only to the extent that, the indemnifying party's rights and remedies shall have been prejudiced by such failure or delay. If the indemnifying party elects to assume the defense of any such claim, the Indemnified Party shall have no further indemnification right hereunder with respect to claims consisting of its legal fees and expenses, so long as the indemnifying party is continuing to defend such claim in good faith. With respect to any third-party claim, upon written request by the indemnifying party, the Indemnified Party shall make available to the indemnifying party all relevant information in the Indemnified Party's possession that may be material to that claim. If the indemnifying party shall not undertake the defense of that claim, as provided herein, then the Indemnified Party's obligation to furnish such information shall cease.

     (b) If the indemnifying party assumes the defense of a third-party claim or litigation resulting therefrom, the indemnifying party's obligations hereunder shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the Indemnified Party's prior written consent or enter into any settlement (except with the Indemnified Party's prior written consent) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. If the Indemnified Party rejects a settlement or compromise proposed by the indemnifying party, where the claim or cause of action can be resolved solely by the payment of monetary damages, the indemnifying party shall have no further obligation to defend the claim and the indemnifying party's indemnification liability with respect to such claim shall be no more than the highest bona fide offer by the indemnifying party to settle or compromise any claim where the claimant states in writing that such offer of settlement or compromise is unconditionally acceptable to it, but the settlement or compromise is prevented from occurring by any action or withholding of consent or approval by the Indemnified Party. The Indemnified Party shall be entitled to settle any third party claim or litigation provided (i) it first sends written notice to the indemnifying party of its desire to settle such claim or litigation and the reasons it believes such settlement is in the best interests of the parties hereto (the "Settlement Notice") and (ii) the indemnifying party rejects such settlement proposal. Thereafter Indemnified Party shall be permitted to settle such claim or litigation and proceed against the indemnifying party with a claim for indemnification in accordance with the terms of this Agreement up to but not exceeding the amount paid in such settlement, provided, however, that in no event shall such settlement in any way be determinative with respect to or otherwise deemed evidence of any kind in connection with such claim for indemnification.

     (c) If the indemnifying party shall not assume the defense of any third-party claim or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle any such claim or litigation for an amount in excess of $50,000 without the prior written consent of the indemnifying party, unless the indemnified party first delivers a Settlement Notice and otherwise complies with the last two sentences of Section 7.6(b) above. In the event the indemnifying party does not consent to any such settlement, it shall thereafter be required to assume the defense of such claim.

     (d) The indemnifying party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any third-party claim in such litigation and for all damage incurred by the Indemnified Party in connection with the defense of such claim or litigation, whether or not resulting from, arising out of or incurred with respect to, the act of a third party.

     Section 7.7 Duty to Mitigate. Each Indemnified Party shall be required to use commercially reasonable efforts to mitigate the effects of any Stockholder Loss or Purchaser Loss, as applicable.

     Section 7.8 Sole Remedy. Except as provided in Section 11.6, the indemnification provisions provided for in this Agreement shall be the sole and exclusive remedy and recourse available to the parties hereto for any breach of this Agreement by an Indemnifying Party and any other claim under or with respect to this Agreement, the Transaction Documents and all of the transactions contemplated hereby and the parties agree that they shall have no other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the other parties or their respective officers, directors, employees, stockholders, agents, Affiliates, successors or assigns under or with respect to this Agreement, all of such entitlements, remedies and recourses being hereby expressly waived to the fullest extent permitted by applicable law. Notwithstanding the foregoing, none of the parties waives any claims against the others which may be based on fraud or intentional misconduct.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

     Section 8.1 Conditions to Obligation of the Stockholders. The obligations of the Company and the Stockholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Each of the Purchaser and Parent shall have performed in all material respects its agreements contained herein required to be performed at or prior to the Closing Date, including without limitation the deliveries by the Purchaser and Parent set forth in Section 2.5 hereof, and the representations and warranties of the Purchaser and Parent contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing Date; and

     (b) [Intentionally Omitted];

     (c) No temporary restraining Order, preliminary or permanent injunction or other Order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no Proceeding shall be pending or threatened before any court or other Governmental Entity to restrain or prohibit, obtain substantial damages in respect of, or nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby. Each of the Purchaser and Parent shall have delivered to the Stockholders a certificate, dated the Closing Date, executed by such party or its authorized signatory, certifying the fulfillment of the conditions specified in Section 8.1(a) hereof.

     (d) The Investor Stockholders shall have received a Registration Rights Agreement executed by the Parent.

     (e) The Stockholders' Representative shall have received a copy of the Escrow Agreement fully executed by the Purchaser, the Parent, the Surviving Corporation and the escrow agent party thereto.

     (f) The Stockholders' Representative shall have received an opinion dated the Closing Date of the general counsel of Parent, substantially in the form of Exhibit F attached hereto.

     Section 8.2 Conditions to Obligations of the Purchaser and Parent. The obligations of the Purchaser and Parent to effect the Merger shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

     (a) The Stockholders shall have performed in all material respects their respective agreements contained herein required to be performed at or prior to the Closing Date, including without limitation the deliveries by the
Stockholders set forth in Section 2.4 hereof, and the representations and warranties of the Company and of the Stockholders contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing Date;

     (b) [Intentionally Omitted];

     (c) The Purchaser shall have received from the Stockholders' Representative such other documents as the Purchaser's counsel shall have reasonably requested to effectuate the transactions contemplated hereby, in form and substance reasonably satisfactory to the Purchaser's counsel; and

     (d) No Proceeding shall be pending or threatened before any Governmental Entity or Order or injunction shall be in effect (i) that could restrain or prohibit, obtain substantial damages in respect of, or nullify or render ineffective any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents or (ii) that could adversely affect
(A) the Merger or (B) the right of the Surviving Corporation to own its assets or conduct or operate the Business.

     (e) The Parent shall have received a  Registration  Rights  Agreement and a
Stock   Restriction   Agreement,   fully   executed  by  each  of  the  Investor
Stockholders.

     (f) The Purchaser and the Parent shall have received a copy of the Escrow Agreement fully executed by the Stockholders and the escrow agent thereto.

     (g) The Purchaser and the Parent shall have received an opinion dated the Closing Date of counsel to the Company, substantially in the form of Exhibit G attached hereto.

     (h) No event shall have occurred since the Company's Most Recent Balance Sheet which either alone or taken together with all other events shall have had a Material Adverse Effect on the Company.

                                   ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) By mutual written consent of the Purchaser, the Parent and the Stockholders' Representative;

     (b) By the Stockholders' Representative, upon a material breach hereof on the part of either the Purchaser or the Parent which has not been cured and which would cause any condition set forth in Section 8.1 hereof to be incapable of being satisfied by September 13, 2002;

     (c) By the Purchaser or the Parent, upon a material breach hereof on the part of any of the Stockholders which has not been cured and which would cause any condition set forth in Section 8.2 hereof to be incapable of being satisfied by September 13, 2002;

     (d) By the Purchaser, Parent or the Stockholders' Representative if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Order which restrains, enjoins or otherwise prohibits the Merger and such Order shall have become final and nonappealable; or

     (e) by either the Purchaser, the Parent or the Stockholders' Representative if the Merger shall not have become effective on or before September 13, 2002 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

     Section 9.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Purchaser, the Parent and the Stockholders' Representative, and no amendment may materially reduce the Purchase Price unless consented to by a majority in interest of the Stockholders and no amendment may adversely affect the Other Stockholders in a manner different than the adverse effect on the Investor Stockholders, unless such amendment is consented to by a majority in interest of the Other Stockholders, which consent shall not be unreasonably withheld. Majority in interest shall be determined based on percentage share of the Adjusted Purchase Price.

     Section 9.3 Waiver. At any time prior to the Closing Date, the Purchaser, the Parent and the Stockholders' Representative may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein, except any waiver which adversely affects the Other Stockholders in a manner different from the adverse effect on the Investor Stockholders shall be approved by a majority in interest of the Other Stockholders, which approval shall not unreasonably be withheld. Majority in interest shall be determined based on percentage share of the Adjusted Purchase Price. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                          STOCKHOLDERS' REPRESENTATIVE

     Section 10.1 Appointment; Acceptance. By executing this Agreement, each of the Stockholders hereby irrevocably constitutes and appoints the Stockholders' Representative, or any assignee or successor thereof, acting as hereinafter provided, as its, his or her attorney-in-fact and agent to act in its, his or her name, place and stead in connection with all matters arising from and under any Transaction Document after the Closing Date, and acknowledges that such appointment is coupled with an interest. By executing this Agreement, the Stockholders' Representative hereby (i) accepts its appointment and authorization to act as the Stockholders' Representative and as attorney-in-fact and agent in accordance with the terms hereof and (ii) agrees to perform its obligations hereunder, and otherwise to comply with this Article 10.

     Section 10.2 Authority. Each Stockholder fully and completely, without restriction:

     (a) agrees to be bound by all notices received or given by, and all agreements and determinations made by, and all documents executed and delivered by the Stockholders' Representative under the Transaction Documents after the Closing Date;

     (b) authorizes the Stockholders' Representative, after the Closing Date

     (i) to assert claims, make demands and commence actions on behalf of the Stockholder and under the Transaction Documents,

     (ii)  to  dispute  or  to  refrain  from   disputing   any  claim  made  by
Stockholders,

     (iii) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available to the Stockholder under, the Transaction Documents, and to sign any releases or other documents with respect to such dispute or remedy (and to bind the Stockholders in so doing),

     (iv) to give such instructions and do such other things and refrain from doing such things as the Stockholders' Representative shall deem appropriate to carry out the provisions of the Transaction Documents,

     (v) to give any and all consents and notices under the Transaction Documents, and

     (vi) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to the Stockholders' Representative in this Agreement;

     (c) authorizes and directs the Stockholders' Representative to receive all payments under the Transaction Documents payable to Stockholders after the Closing Date on its behalf, to invest such funds pending their disbursement in such manner as the Stockholders' Representative in its sole discretion deems appropriate; and to disburse pro rata any payments due to the Stockholder's under the Transaction Documents in accordance with the Stockholders' Representative instructions.

     Section 10.3 Actions. Each of the Stockholders hereby expressly acknowledges and agrees that the Stockholders' Representative has the sole and exclusive authority to act on its behalf in respect of all matters arising under or in connection with the Transaction Documents after the Closing Date, notwithstanding any dispute or disagreement among them, and that no Stockholder shall have any authority to act unilaterally or independently of Stockholders' Representative in respect to any such matter. Accordingly, the Purchaser, the Parent, the Surviving Corporation and the Escrow Agent shall be entitled to rely on any and all actions taken by the Stockholders' Representative under the Transaction Documents without any liability to, or obligation to inquire of, any of the Stockholders. All notices, counternotices or other instruments or designations delivered by the Purchaser, the Parent or the Escrow Agent or any other Person in regard to the Transaction Documents shall not be effective unless, but shall be effective if, signed by the Stockholders' Representative, and if not, such document shall have no force or effect whatsoever and the Purchaser, the Parent, the Surviving Corporation and the Escrow Agent and any other Person or entity may proceed without regard to any such document. Escrow Agent and any other Person or entity are hereby expressly authorized to rely on the genuineness of the signature of the Stockholders' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Stockholders' Representative. The Purchaser, the Parent, the Surviving Corporation, the Escrow Agent and any other Person may act upon the same without any further duty of inquiry as to the genuineness of the writing.

     Section 10.4 Effectiveness. The authorizations of the Stockholders' Representative shall be irrevocable and effective until his rights and obligations under the Transaction Documents terminate by virtue of the termination of all obligations of the Stockholders to Purchaser and Parent and Purchaser and Parent to Stockholders under this Agreement and the Transaction Documents.

     Section 10.5 Reimbursement of Expenses of Stockholders' Representative. The Stockholders agree to reimburse the Stockholders' Representative for any out-of-pocket costs and expenses it incurs in performing its services hereunder. The Stockholders shall share such reimbursement expense, pro rata.

     Section 10.6 Indemnification of Stockholders' Representative. The Purchaser, the Parent, the Surviving Corporation and the Stockholders shall severally indemnify and save harmless the Stockholders' Representative from and against any and all liability, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Stockholders' Representative shall be subject by reason of any action taken or omitted to be taken, except as may result from the Stockholders' Representative's gross negligence or willful misconduct; provided, however, that such indemnification shall not apply to any actions taken or omitted in the Stockholders' Representative's capacity as a Stockholder. This Section 10.6 shall survive the termination of this Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (provided receipt is confirmed by other than automatic means), mailed by registered or certified mail (return receipt requested), or sent by a nationally-recognized overnight courier (such as Federal Express or United Parcel Service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Stockholders or the Stockholders' Representative, to

                           Spire Capital Management
                           30 Rockefeller Plaza, Suite 4200
                           New York, NY 10112
                           Attention:  Richard H. Patterson
                           Telecopy:  (212) 218-5455

                           with a copy to

                           Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                           New York, NY 10020
                           Attention:  Paul A. Gajer
                           Telecopy:  (212) 398-5245

                           and

                           Berger Singerman
                           200 South Biscayne Boulevard, Suite 1000
                           Miami, FL 33131-2385
                           Attention: Daniel Lampert
                           Telecopy:  (305) 714-4340

                           and

                           Akerman, Senterfitt & Eidson, P.A.
                           One South East Third Avenue
                           Miami, FL 33133-1714
                           Attention: Carlos J. Deupi
                           Telecopy: (305) 374-5095

     (b) if to the Purchaser, the Parent or the Surviving Corporation, to

                           Interland, Inc.
                           303 Peachtree Center Avenue, Suite 500
                           Atlanta, Georgia 30303
                           Attention:  Chief Executive Officer
                           Telecopy; (404) 260-2681

     with a copy to the same address to the attention of the General Counsel.

     Section 11.2 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     Section 11.4 Entire Agreement; Assignment. This Agreement, the schedules hereto and the other Transaction Documents constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, as among the Stockholders, the separate letter agreement entered into as of this date. This Agreement shall not be assigned by operation of law or otherwise; provided, that the Purchaser may assign its rights and obligations to any wholly owned subsidiary of the Purchaser (unless to do so would restrict or delay the consummation of the transactions contemplated by this Agreement), but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     Section 11.5 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, THE PARENT SHARES OR ANY OTHER AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

     Section 11.6 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, and other equitable relief to prevent the breach or threatened breach of this Agreement or any Transaction Document in addition to any other remedy at law or equity.

     Section 11.7 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Purchaser, the Parent, the Company nor the Stockholders shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other parties hereto.

     Section 11.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

     Section 11.10 Amendment. This Agreement may be amended at any time by the parties hereto, but only by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.11 Fees and Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company has accrued a good faith estimate of $80,000 for the legal fees and expenses to be incurred for the transaction contemplated by this Agreement on its July 31, 2002 balance sheet and the Parent has consented to the amount of such accrual.

     Section 11.12 Waiver of Consequential and Punitive Damages. NO PARTY WILL HAVE ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, AND THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE AND RELEASE ALL RIGHTS AND CLAIMS TO SUCH DAMAGES, WHETHER ARISING OUT OF NEGLIGENCE OR BREACH OF ANY KIND.

                      - SIGNATURES ON THE FOLLOWING PAGE -

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                  INTERLAND, INC.

                                  By:  /s/ Allen L. Shulman
                                     -------------------------------------------
                                       Name:  Allen L.Shulman
                                       Title: Vice President General Counsel

                                  PANTHERCUB ACQUISITION CORPORATION

                                  By:  /s/ Allen L. Shulman
                                     -------------------------------------------
                                       Name:  Allen L.Shulman
                                       Title: President





                    [Signatures continued on following page]
                                  iNNERHOST, INC.

                                  By:  /s/ Alex Gonzalez
                                     -------------------------------------------
                                       Name:  Alex Gonzalez
                                       Title: Secretary





                    [Signatures continued on following page]

                                  SPIRE CAPITAL PARTNERS, L.P.

                                  By:  Spire Capital Partners, L.L.C.,
                                       its General Partner

                                  By:  /s/ Richard H. Patterson
                                     -------------------------------------------
                                       Name:  Richard H. Patterson
                                       Title: Managing Member

                                  SPIRE INVESTMENT, L.L.C.

                                  By:  /s/ Richard H. Patterson
                                     -------------------------------------------
                                       Name:  Richard H. Patterson
                                       Title: Managing Member

                                  SPIRE CAPITAL PARTNERS, L.P., in its capacity as the Stockholders' Representative

                                  By:  Spire Capital Partners, L.L.C.,
                                          Its General Partner

                                  By:  /s/ Richard H. Patterson
                                     -------------------------------------------
                                           Name:  Richard H. Patterson
                                           Title: Managing Member





                    [Signatures continued on following page]

                                  WALLER-SUTTON MEDIA PARTNERS, L.P.

                                  By:  Waller-Sutton Media, L.L.C.,
                                       its General Partner

                                  By:  /s/ Richard H. Patterson
                                     -------------------------------------------
                                       Name:  Richard H. Patterson
                                       Title: Managing Member







                    [Signatures continued on following page]

                                  /s/  Luis Navarro
                                  ----------------------------------------------
                                  LUIS NAVARRO











                    [Signatures continued on following page]

                                  /s/ Wilfred Navarro
                                  ----------------------------------------------
                                  WILFRED NAVARRO











                    [Signatures continued on following page]

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                                  /s/ Jose Gonzalez
                                  ----------------------------------------------
                                  JOSE GONZALEZ











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                                       64

                                  /s/ Alex Gonzalez
                                  ----------------------------------------------
                                  ALEX GONZALEZ











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                                       65

                                  /s/ Hector Rivera
                                  ----------------------------------------------
                                  HECTOR RIVERA











                    [Signatures continued on following page]





                                       66
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                                  /s/ Suresh Ganesh
                                  ----------------------------------------------
                                  SURESH GANESH











                    [Signatures continued on following page]





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                                  /s/ David Meynarez
                                  ----------------------------------------------
                                  DAVID MEYNAREZ









                    [Signatures continued on following page]

                                  /s/ Wayne Wisehart
                                  ----------------------------------------------
                                  WAYNE WISEHART









                    [Signatures continued on following page]









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



                                  /s/ Roniel Rodriguez
                                  ----------------------------------------------
                                  RONIEL RODRIGUEZ









                    [Signatures continued on following page]









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                                  /s/ Louis Cires
                                  ----------------------------------------------
                                  LOUIS CIRES








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